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                                 EXHIBIT 10.45
                                  NET NET NET
                         SINGLE TENANT BUILDING LEASE
                         ----------------------------



     THIS NET NET NET SINGLE TENANT BUILDING LEASE is made on February 25, 2000, by Coastal Hillsborough Partners, L.L.P., a Florida limited liability partnership, ("Landlord"), and Sterile Recoveries, Inc., a Florida corporation, ("Tenant").

1. AGREEMENT

     Landlord leases the Premises (as that term is defined in Section 2) to Tenant, and Tenant leases the Premises from Landlord, according to this Lease.

2. PREMISES

     2.1 The Premises are the land and building commonly known as Phase I, 12419, Race Track Road, Tampa, County of Hillsborough, State of Florida, and more particularly described in Exhibit A attached hereto including all Premises and improvements located thereon.

The Premises include but are not limited to the heating, ventilating, and air conditioning systems ("HVAC"), and the mechanical, electrical, and plumbing systems serving the Premises. The Premises shall also include Phase II in accordance with the provisions set forth in this Lease, if constructed.

     2.2 Landlord will be deemed to have delivered possession of the Premises to Tenant on the Commencement Date, as it may be adjusted pursuant to the Build-to-Suit Letter, Exhibit B. Landlord will construct or install in the Premises the improvements to be constructed or installed by Landlord according to the Build-to-Suit Letter, Exhibit B. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in this Lease and the Build-to-Suit Letter, Exhibit B.

     2.3  Failure to Deliver Possession

     (a) No liability. If Landlord shall be unable to give possession because a certificate of occupancy or any other required certificate, permit or variance has not been procured, or because of the holding over or retention of possession of any tenant or occupant, or because construction, repairs, improvements or decorations of the Premises required to be performed by Landlord are not completed in the manner set forth in this Lease or for any other reason, Landlord shall not be subject to any liability for the failure to give possession. No such failure to give possession shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the Term.

     (b) Drop-Dead Date. Notwithstanding anything herein to the contrary, in the event Landlord has not delivered possession on or before the date that is twenty-four (24) months after issuance of building permits by Hillsborough County, then this Lease shall automatically terminate as of that date (the "Drop-Dead Date") and thereafter the parties shall have no further rights and/or obligations to each other except that Tenant shall remain liable to Landlord for such amounts as are due for Preliminary Work as set forth in the Build to Suite Letter of Intent between Landlord and Tenant dated September 23, 1999. If Landlord's failure to deliver possession on or before the Drop-Dead Date is due in whole or in part to circumstances of force majeure, then the Drop-Dead Date shall be

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extended day-for-day for the duration of the cause of the delay up to an additional three (3) months. For the purposes of the forgoing sentence only, force majeure shall mean delays due to causes such as strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy); unavailability or scarcity of materials; war; riot; civil insurrection; accidents; acts of God; weather; natural disasters; governmental preemption in connection with a national emergency; and similar causes.

     2.4 Right to Terminate. In the event that Landlord has not delivered possession of the Premises on or before the Drop Dead Date, then either Tenant or Landlord (provided Landlord has theretofore used commercially reasonable efforts to deliver possession of the Premises) may terminate this Lease by giving written notice to the other party, the receipt of which notice must occur no later than (10) days after the Drop Dead Date in order for termination to be effective.

     (a) In the event Landlord elects to so terminate the Lease, the Lease shall be deemed to be terminated on the date that the termination notice is received by Tenant and the parties shall have no further rights and/or obligations to each other except that Tenant shall remain liable to Landlord for such amounts as are due for Preliminary Work as set forth in the Build to Suite Letter of Intent between Landlord and Tenant dated September 23, 1999.

     (b) In the event that Tenant elects to so terminate the Lease, the Lease shall be deemed to be terminated on the date thirty (30) days after the date that the termination notice is received by Landlord, provided Landlord has not delivered possession of the Premises within such thirty (30) day period (the "Grace Period") and provided Landlord has not voided Tenant's notice of termination pursuant to Section > below. Thereafter the parties shall have no further rights and/or obligations to each other except that Tenant shall remain liable to Landlord for such amounts as are due for Preliminary Work as set forth in the Build to Suite Letter of Intent between Landlord and Tenant dated September 23, 1999.

     (c) In the event that Tenant elects to so terminate the Lease, but Landlord delivers possession of the Premises within the Grace Period, then Tenant's notice of termination shall be deemed null and void as of the date possession of the Premises is delivered, and the Lease shall continue in full force and effect except that the Commencement Date shall be deemed to be the date possession was delivered.

     2.5  Landlord Voids Termination and Pays Costs.

     (a)  In the event that Tenant elects to terminate this Lease pursuant to
Section 2.4 above and Landlord does not deliver possession of the Premises on or before the expiration of the Grace Period, then Landlord may, at its sole option, nevertheless void and nullify Tenant's notice of termination upon written notice ("Landlord's Nullification Notice") given within five (5) days after the expiration of the Grace Period, provided Landlord agrees to pay to Tenant, as liquidated damages, the sum of One Thousand Dollars ($1,000.00) per day (the "Liquidated Damages") for the period set forth in Section 2.5(c) below.

     (b) In the event that at any time after Landlord's Nullification Notice has been given and prior to the Drop-Dead Date, Landlord, in its sole discretion, deems that delivery of possession of the Premises prior to the Drop-Dead Date is not possible, then Landlord may elect to terminate the Lease by giving written notice to the Tenant.

     (c) Landlord shall pay to Tenant the Liquidated Damages commencing on the day after the expiration of the Grace Period and ending on the earliest of:

     (i)  the date Landlord delivers possession of the Premises, or

     (ii) the date Tenant receives written notice from Landlord that it cannot deliver possession of the Premises and that Landlord elects to terminate the Lease, or

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     (iii)  the Drop-Dead Date.

In the case of Section 2.5(c)(ii) and (iii), the Lease shall be deemed to terminate as of such respective dates and the parties shall have no further rights and/or obligations to each other except that Landlord shall pay the Liquidated Damages together with all funds deposited hereunder by Tenant within five (5) days after such termination is effective. In the event Landlord delivers possession pursuant to Section 2.5(c)(I), and provided all Liquidated Damages are paid in full, the Lease shall continue in full force and effect except that the Commencement Date shall be deemed to be the date possession was delivered.

     (d) Liquidated Damages in the amount of $10,000.00 shall be paid by Landlord to Tenant every ten (10) days ($1,000.00 per day), commencing ten (10) days after the expiration of the Grace Period. In the event Landlord fails to pay any portion of the Liquidated Damages on the date it is due, then the Lease shall automatically terminate on the next business day, and Landlord shall immediately return all funds deposited hereunder by Tenant together with all unpaid Liquidated Damages plus interest on all unpaid Liquidated Damages at the rate of twelve (12%) percent per annum.

     2.6 Certificate. Upon delivery of possession of the Premises to the Tenant, Landlord and Tenant shall thereafter execute a certificate (Exhibit C) indicating the actual Commencement Date and reiterating the Expiration Date (which terms are defined below) of this Lease.

3. TERM

     Initial Term. The initial term ("Initial Term") of this Lease will be twenty (20) years, beginning on the date Landlord delivers Phase I to Tenant in substantially completed condition, ("Commencement Date"), and expiring twenty
(20) years following such Commencement Date ("Expiration Date") as per Exhibit C attached hereto.

4. RENT

     4.1    ANYTHING TO THE CONTRARY IN THIS LEASE NOTWITHSTANDING, EXCEPT AS
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EXPRESSLY PROVIDED IN SECTION 12.1, TENANT ACKNOWLEDGES AND AGREES THAT IT IS
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INTENDED THAT THIS IS A NET NET NET LEASE THAT IS COMPLETELY CAREFREE TO
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LANDLORD; THAT LANDLORD IS NOT RESPONSIBLE DURING THE TERM FOR ANY COSTS,
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CHARGES, EXPENSES, AND OUTLAYS OF ANY NATURE WHATSOEVER ARISING FROM OR RELATING
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TO THE PREMISES, OR THE USE AND OCCUPANCY THEREOF, OR THE CONTENTS THEREOF, OR
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THE BUSINESS CARRIED ON THEREIN; AND TENANT SHALL PAY ALL CHARGES, EXPENSES,
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COSTS, AND OUTLAYS OF EVERY NATURE AND KIND RELATING TO THE PREMISES.  SUCH
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CHARGES, EXPENSES, COSTS, AND OTHER OUTLAYS SHALL INCLUDE BUT NOT BE LIMITED TO
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TAXES, INSURANCE, MAINTENANCE AND REPAIR.
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     4.2    Throughout the Term of this Lease, Tenant will pay Monthly Rent to
Landlord as rent for the Premises in the amount as calculated pursuant to the following formula. The Monthly Rent shall be equal to (I) the aggregate of six (6%) percent plus the effective yield on Federal Treasury Notes maturing in twenty (20) years from the date of the issuance of the final Certificate of Occupancy of the relevant Phase I or Phase II, (ii) multiplied by the cost of development of the Premises which shall be equal to the aggregate of all costs and expenses of any nature or description in connection with or arising out of the acquisition, development and construction of the land and improvements thereon or serving same, comprising the Premises, ("Costs of Development"), including but not be limited to the costs and expenses of acquisition of land and related costs and expenses, cost of construction of all improvements including the building and all infrastructure supporting or serving the improvements, design fees, legal fees, consultant fees, engineering fees, architectural fees, permit fees, developer fees ($175,000 on Phase I and 5% of the Cost of Development of Phase II if Landlord elects to construct Phase II), interest and costs related to construction financing and all other costs and expenses related to or arising out of the acquisition, development and construction of the Premises, (iii) with the sum resulting from the product of
(I) and (ii) divided by twelve (12) to yield the amount of Monthly Rent for the initial twenty-four (24) months of the Initial Term.

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     4.3  The Monthly Rent to be paid Landlord by Tenant during the Initial Term of this Lease as calculated in Section 4.2 shall be increased, but not decreased, on the twenty-fifth (25/th/) month following the Commencement Date of Phase I and thereafter increased, but not decreased, on the bi-annual (every twenty-fourth month) anniversary of the said Commencement Date by a percentage equal to the annual percentage increase in the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor, All Cities, All Items and Major Group Figures for Urban Wage Earners and Clerical Workers (1982-84=100). The base of the index for computation of the increase shall be the second full calendar month preceding the Commencement Date. If no publication is made for the second full calendar month preceding the Commencement Date, the base shall be the last preceding month for which publication is made. The index for the same month shall be compared to the bi-annual anniversary of the Commencement Date and bi-annually thereafter during the remaining balance of the Initial Term to determine the percentage increase and the resulting percentage shall be applied to the Monthly Rent then in effect to determine the Monthly Rent to be paid for the ensuing year. Landlord shall notify Tenant of any increase in the Monthly Rent resulting from such computation and Tenant shall pay Landlord the amount of such increase to the effective date thereof, retroactively if applicable. If the Index is discontinued or replaced, or if the items incorporated in the Index are revised, an equitable adjustment will be made to result in developing a formula to be used in order to permit an annual rental adjustment to reflect any decline in the purchasing power of the Monthly Rent payment called for in this Lease. Failure of the Landlord to notify Tenant of any increase shall not waive or estop Landlord from Landlord's right to collect any increase at any time in the future. If the result of the CPI adjustment when added to Monthly Rent is less than the Minimum Escalated Rent per annum (which is one hundred and two (102%) percent of the Monthly Rent per annum), then the rate at which Monthly Rent shall be payable until the succeeding CPI adjustment shall be equal to the Minimum Escalated Rent, compounded annually. If the result of the CPI adjustment when added to Monthly Rent is greater than the Maximum Escalated Rent per annum (which is one hundred and four (104%) percent of the Monthly Rent per annum), then the rate at which Monthly Rent shall be payable until the succeeding CPI adjustment shall be equal to the Maximum Annual Escalation, compounded annually.

     When and if Phase II is constructed and substantially completed by Landlord, the Monthly Rent shall begin on the Phase II Commencement Date and shall be subject to adjustment thereafter throughout the Initial Term on the same date as the next succeeding Phase I Monthly Rent adjustment date. The increase for the first adjustment period for Phase II shall be prorated for the term from commencement date of Phase II rent to the date of adjustment.

     Hypothetical examples of the calculations are as follows:

     If the Phase I Commencement Date is July 4, 1999, and the Monthly Rent subject to adjustment is $10,000.00 per month, and the CPI is 166.7 for the month of May 1999, and the CPI is 170.0 for the month of May 2001, then the resulting increase in Monthly Rent for the first adjustment period effective for the month of August 2001, shall be equal to the Minimum Annual Escalation of
1.0404 multiplied by $10,000.00, or $10,404.00 per month.

     If the CPI is 195 for the month of May 2001, then the resulting increase in Monthly Rent for the first adjustment period effective for the month of August 2001, shall be equal to the Maximum Annual Escalation of 1.0816 multiplied by $10,000 or $10,816.00 per month.

     4.4 Monthly Rent will be paid in advance on or before the first day of each calendar month of the Term, and shall be accompanied by the applicable state of Florida sales and use tax. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Monthly Rent will be appropriately prorated by Landlord based on the actual number of calendar days in such month. If the Term commences on a day other than the first day of a calendar month, then the prorated Monthly Rent for such month will be paid on or before the first day of the Term. Rent will be paid to Landlord, without written notice or demand, and without deduction or offset, as an independent covenant of all other covenants of this Lease, in lawful money of the United States of America at Landlord's address, or to such other person or at such other place as Landlord may from time to time designate in writing. Rent is not based on any specific measurement

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of square footage in the Premises. Rent shall be paid only by cashier's check after the service of a statutory three day notice on Tenant, to replace a dishonored check, or for the following twelve (12) months if more than one check is dishonored during any twelve (12) month period. For any dishonored check, in addition to any other amounts owed by Tenant to Landlord under this Lease, pursuant to Section 823.07(1)(a), Florida Statutes, Tenant shall pay Landlord $250.00 plus any bank fees incurred in connection therewith.
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5. TAXES
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     5.1  Obligation for Payment. Tenant will pay all taxes, including without limitation Real Estate Taxes (as defined below), personal property taxes and assessments assessed, levied, confirmed, or imposed during the Term, on the Premises and all property and improvements located on the Premises, whether or not now customary or within the contemplation of Landlord and Tenant:

     (a) upon, measured by, or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to the improvements is in Tenant or Landlord;

     (b) upon or measured by the Monthly Rent, including without limitation any gross receipts tax or excise tax levied by the federal government or any other governmental body with respect to the receipt of Monthly Rent;

     (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises or any portion of the Premises;

     (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises;

     (e) upon the Premises and all personal property, furniture, fixtures, and equipment, and all replacements, improvements, or additions to them, whether owned by Landlord or Tenant; and

     (f) based in whole or in part on a Monthly Rent, whether made in addition to or in substitution for any other tax.

     5.2 "Real Estate Taxes" shall mean the total of all of the taxes (including but not limited to ad valorem taxes and personal property taxes), governmental charges, general assessments, special assessments, and all water and sewer, storm water, street lighting and other assessments, levied, assessed, or imposed at any time by any governmental authority with respect to any period during the Lease Term which (I) are related to the ownership, operation, use, or maintenance of the Premises or any portion of the Premises, any personal property owned by Landlord with respect to the Premises, or any alterations or improvements to the Premises, or (ii) may become a lien on the Premises, any personal property owned by Landlord with respect to the Premises, or any improvements to the Premises or any portion of the Premises. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or in lieu of additions to or increases of said Real Estate Taxes, then such franchise tax or governmental imposition shall be deemed to be included within the definition of "Real Estate Taxes". As to special assessments which are payable over a period of time extending beyond the Lease Term, only a pro rata portion of such special assessments, covering the portion of the Lease Term which is unexpired at the time of the imposition of such assessment shall be included in "Real Estate Taxes". If, by law, any assessment may be paid in installments, then, for the purposes of this Lease, (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law, and (b) there shall be included in Real Estate Taxes, for each year in which such installments may be paid, the installments of such assessments so becoming payable during such year, together with any interest payable on such assessments during such year. "Real Estate Taxes" shall also include all costs and expenses incurred by Landlord in connection with

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any action by Landlord to contest the amount of the assessment of the Premises made with respect to Real Estate Taxes, including attorneys' and appraisers' fees.

     5.3 Taxes for Period Other Than Term. Any tax, including taxes that have been converted into installment payments, relating to a fiscal period of the taxing authority, a part of which period is included within the term and a part of which is included in a period of time prior to the commencement or after the end of the term, whether or not such tax or installments are assessed, levied, confirmed, imposed upon or in respect of, or become a lien upon the Premises, or become payable, during the term, will be adjusted between Landlord and Tenant as of the commencement or end of the term, so that Tenant will pay that portion of the tax or installment which the part of the fiscal period included in the term bears to the fiscal period, and Landlord will pay the remainder.

     5.4 Other Impositions. Tenant will not be obligated to pay local, state, or federal net income taxes assessed against Landlord; local, state, or federal capital levy of Landlord; or sales, excise, franchise, gift, estate, succession, inheritance, or transfer taxes of Landlord.

     5.5 Right to Contest Taxes. Tenant will have the right to contest the amount or validity, in whole or in part, of any tax by appropriate proceedings diligently conducted in good faith, only after paying the tax or posting such security as Landlord may reasonably require in order to protect the Premises against loss or forfeiture. Upon the termination of those proceedings, Tenant will pay the amount of the tax or part of the tax as finally determined, the payment of which may have been deferred during the prosecution of the proceedings, together with any costs, fees, interest, penalties, or other related liabilities. Landlord will not be required to join in any contest or proceedings unless the provisions of any law or regulations then in effect require that the proceedings be brought by or in the name of Landlord. In that event, Landlord will join in the proceedings or permit them to be brought in its name; however, Landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any contest or proceedings, and Tenant will indemnify Landlord against and save Landlord harmless from any of those costs and expenses.

     5.6 Estimated Payments. If any lender requires Landlord to do so or if Landlord desires to do so, then, in each November during the Term or as soon after November as practicable, Landlord will give Tenant written notice of its estimate of amounts payable under Section 5 for the ensuing calendar year, however, such amount shall always be increased at least at the rate of five (5%) percent over the previous calendar year's estimate. On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord one-twelfth (1/12th) of the estimated amounts; however, if notice is not given in December, Tenant will continue to pay on the basis of the prior year's estimate until the month after notice is given. If at any time or times it appears to Landlord that the amounts payable under Section 5 for the current calendar year will vary from its estimate by more than ten percent (10%), Landlord will, by written notice to Tenant, revise its estimate for the year, and subsequent payments by Tenant for such year will be based upon the revised estimate.

     5.7 Final Settlement. After preparation by Landlord, Landlord will deliver to Tenant a statement of amounts payable under Section 5 for the calendar year, prepared by certified public accountants designated by Landlord or prepared by Landlord and certified by one of its officers. The certified statement will be final and binding upon Landlord and Tenant. If the statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for the calendar year, the statement will be accompanied by a refund of the excess by Landlord to Tenant. If the statement shows an amount owing by Tenant that is more than the estimated payments previously made by Tenant for the calendar year, Tenant will pay the deficiency to Landlord within thirty (30) days after the delivery of the statement.

     5.8 Tenant, at Landlord's election, shall pay directly to the taxing authority any and all taxes required to be paid hereunder and shall provide proof of payment thereof within ten (10) days following the request by Landlord.

6. UTILITIES

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     6.1  Tenant will provide for and pay the appropriate suppliers for all utilities and services to the Premises, including without limitation, water, gas, electricity, light, heat, telephone, power, and other utilities and communications services used by Tenant on the Premises during the Term, whether or not the services are billed directly to Tenant. Tenant will also procure, or cause to be procured, without cost to Landlord, any and all necessary permits, licenses, or other authorizations required for the lawful and proper installation and maintenance upon the Premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying any of the services to and upon the Premises. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, will join with Tenant in any application required for obtaining or continuing any of the services. The installation of all utilities and the provision of all services shall be subject to Landlord's prior written approval, which approval shall not be unreasonable withheld.

     6.2 Limitation on Liability. Landlord will not be in default of this Lease or be liable to Tenant or any other person or entity for direct, special, incidental, indirect or consequential damage or otherwise for any failure to supply any utilities or any services, including but not limited to ventilation, heat, air conditioning, electricity, water and sewer, telecommunications, elevator, cleaning, lighting, or security, whether or not such loss or damage results from any fault, default, act or omission of Landlord or its agents, servants, employees, or any other person for whom Landlord is in law responsible. "Failure to supply" shall include but not be limited to surges, interruptions, stoppage or any other failure of the quantity or quality of any utilities or any services. "Utilities or services" shall include but not be limited to utilities or services Landlord has or may agree to supply and those to be supplied by third parties. Landlord reserves the right to discontinue temporarily such services, or any of them, at such times as may be necessary by reason of accident; unavailability of employees; repairs, alterations, or improvements; strikes; lockouts; riots; acts of God; governmental preemption in connection with a national or local emergency; any rule, order, or regulation of any governmental agency; conditions of supply and demand that make any product unavailable; Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant; mandatory or prohibitive injunction issued in connection with the enforcement of the Americans with Disabilities Act of 1990 and applicable related Florida law; or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct special, incidental, indirect or consequential damage resulting from the admission to or exclusion from the Premises of any person. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in Landlord's sole opinion, Landlord will have the right to prevent access to the Premises during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 6, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant's obligations under this Lease.

7. INSURANCE

     7.1 Landlord's Insurance. At all times during the Term, at Tenant's expense, Landlord will carry and maintain:

     (a) Fire and extended coverage insurance covering the Project, its equipment, and leasehold improvements in the Premises to the extent of the Tenant Allowance (as that term is defined in the Work Letter);

     (b)  Bodily injury and property damage insurance; and

     (c) Such other insurance as Landlord reasonably determines from time to time.

The insurance coverage and amounts in this Section 7.1 will be determined by Landlord, based on coverages carried by prudent owners of comparable buildings in the vicinity of the Premises. Tenant shall pay for Landlord's Insurance under this Section 7.1 within ten (10) days after presentation of an invoice from Landlord to Tenant. Such invoice shall be presented no more frequently than once each calendar year.

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     7.2  Tenant's Insurance. At all times during the Term, Tenant will carry and maintain, at Tenant's expense, on an occurrence basis, the following insurance, in the amounts and on the forms specified below or such other amounts and on such other forms as Landlord may from time to time reasonably request, with insurance companies satisfactory to Landlord:

     (a) Bodily injury to or personal injury to or death of any person, or more than one (1) person, or for damage to property in an amount of not less than $1 million combined single limit each Occurrence/General Aggregate and including a per location General Aggregate endorsement, together with fire legal liability coverage of not less than $50,000.00.

     (b) Insurance covering all of Tenant's furniture and fixtures, machinery, equipment, and any other personal property owned and used in Tenant's business and found in, on, or about the Premises, and any leasehold improvements to the Premises in excess of the Allowance, if any, provided pursuant to the Build-to-Suit Letter, Exhibit B in an amount not less than the full replacement cost under Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ("all risk of direct physical loss" coverage). All such insurance will be written on the most current ISO Commercial Property Form. All policy proceeds will be used for the repair or replacement of the property damaged or destroyed; except, however, if this Lease ceases under the provisions of Article 18, Tenant will be entitled to any proceeds resulting from damage to Tenant's furniture and fixtures, machinery, equipment, and any other personal property in excess of the Allowance, if any, provided pursuant to the Build-to-Suit Letter, Exhibit B;

     (c) Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state of Florida, and Employer's Liability Insurance in the limits required by the laws of the state of Florida but in an amount not less than $500,000.00 each accident, $500,000.00 decease - policy limit, $500,000.00 disease - each employee;

     (d) If Tenant operates owned, hired, or non-owned vehicles on the Premises, the most current ISO Business Auto Coverage Form insurance with a combined bodily injury and property damage of not less than $1 million;

     (e) Umbrella liability insurance in excess of the underlying coverage listed in Subsections (a), (b), (c) and (d) above, with limits of not less than $3 million per occurrence/$3 million aggregate and in including a per location General Aggregate endorsement; and

     (f) Such other insurance (including without limitation plate glass insurance), as may be reasonably required of Tenant.

     7.3 Forms of Policies. All policies of liability insurance which Tenant is obligated to maintain according to this Lease (other than any policy of worker's compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional named insureds. Original or copies of original policies and certificates of insurance on the most current ACORD form (together with copies of the endorsements naming Landlord and any others specified by Landlord as additional insureds) and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the term of each such policy. Tenant's insurer shall have a Best Rating of at least A and be assigned a financial size category of at least Class X as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. All liability policies maintained by Tenant will contain a provision that Landlord and any other additional insureds, although named as an insured, will nevertheless be entitled to recover under such policies for any loss sustained by Landlord and such other additional insureds, its agents, and employees as a result of the acts or omissions of Tenant. All such policies maintained by Tenant will provide that they may not be terminated or amended except after thirty (30) days' prior written notice to Landlord. All policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to

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the coverage that Landlord may carry. No insurance required to be maintained by
Tenant by this Article 6 will be subject to more than a Ten Thousand ($10,000.00) Dollar deductible limit without Landlord's prior written consent.

     7.4 Waiver of Subrogation. Landlord and Tenant each waive any and all rights to recover against the other or against any other tenant or occupant of the Premises, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of such other party or of such other tenant or occupant of the Premises, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article 6 or any other property insurance actually carried by such party. Landlord and Tenant from time to time will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Premises or the contents of the Premises. Tenant agrees to cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

     7.5 Adequacy of Coverage. Landlord, its agents, and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain at Tenant's sole expense such additional insurance coverage as Tenant deems adequate.

8. USE

     The Premises will be used predominantly for general administrative offices of a hospital supply business and purposes incidental to that use, and for no other purpose. The Premises will be used only as a commercial facility and not as a place of public accommodation under the Americans with Disabilities Act of 1990; to assure that use, Tenant will not offer its goods and services to the general public at the Premises. Tenant will use the Premises in a careful, safe, and proper manner. Tenant will not use or permit the Premises to be used or occupied for any purpose or in any manner prohibited by any applicable laws, cause demonstrations, picketing, use or allow the Premises to be used for any improper, immoral, unlawful, pornographic, sexually explicit, or objectionable purpose; cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant will not commit waste or suffer or permit waste to be committed in, on, or about the Premises. Tenant will conduct its business and control its employees, and agents in such a manner as not to create any nuisance or interfere with, annoy, or disturb any other tenant or occupant of the Premises or Landlord in its operation of the Premises.

9. COMPLIANCE WITH LAWS (GENERALLY)

     9.1 Tenant's Obligations. Tenant will not use or occupy, or permit any portion of the Premises to be used or occupied:

     (a) in violation of any law, ordinance, order, rule, regulation, certificate of occupancy, or other governmental requirement;

     (b)  for any disreputable business or purpose; or

     (c) in any manner or for any business or purpose that creates risks of fire or other hazards, or that would in any way violate, suspend, void, or increase the rate of fire or liability or any other insurance of any kind at any time carried upon all or any part of the Premises or its contents.

Tenant will comply with all laws, ordinances, orders, rules, regulations, ADA requirements, and all other governmental requirements relating to the use, condition, or occupancy of the Premises, and all rules, orders, regulations, and requirements of the board of fire underwriters or insurance service office, or any other similar body, having jurisdiction over the Premises are located.

     9.2  Tenant's Obligations with Respect to Environmental Laws.

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     (a)  Tenant and the Premises will remain in compliance with all applicable laws, ordinances, and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including those statutes, laws, regulations, and ordinances identified in Subsection (7), all as amended and modified from time to time (collectively, "environmental laws"). All governmental permits relating to the use or operation of the Premises required by applicable environmental laws are and will remain in effect, and Tenant will comply with them.

     (b) Tenant will not permit to occur any release, generation, manufacture, storage, treatment, transportation, or disposal of "hazardous material," as that term is defined in Subsection (7), on, in, under, or from the Premises. Tenant will promptly notify Landlord, in writing, if Tenant has or acquires notice or knowledge that any hazardous material has been or is threatened to be released, discharged, disposed of, transported, or stored on, in, under, or from the Premises; and if any hazardous material is found on the Premises, Tenant, at its own cost and expense, will immediately take such action as is necessary to detain the spread of and remove the hazardous material to the complete satisfaction of Landlord and the appropriate governmental authorities.

     (c) Tenant will immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the Premises or compliance with environmental laws. Tenant will promptly cure and have dismissed with prejudice any of those actions and proceedings to the satisfaction of Landlord. Tenant will keep the Premises free of any lien imposed pursuant to any environmental laws.

     (d) Landlord will have the right at all reasonable times and from time to time to conduct environmental audits of the Premises, and Tenant will cooperate in the conduct of those audits. The audits will be conducted by a consultant of Landlord's choosing, and if any hazardous material is detected or if a violation of any of the warranties, representations, or covenants contained in this
Section is discovered, the fees and expenses of such consultant will be borne by Tenant and will be paid as additional rent under this Lease on demand by Landlord.

     (e) If Tenant fails to comply with any of the foregoing warranties, representations, and covenants, Landlord may cause the removal (or other cleanup acceptable to Landlord) of any hazardous material from the Premises. The costs of hazardous material removal and any other cleanup (including transportation and storage costs) will be additional rent under this Lease, whether or not a court has ordered the cleanup, and those costs will become due and payable on demand by Landlord. Tenant will give Landlord, its agents, and employees access to the Premises to remove or otherwise clean up any hazardous material. Landlord, however, has no affirmative obligation to remove or otherwise clean up any hazardous material, and this Lease will not be construed as creating any such obligation.

     (f) Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord and at Tenant's sole cost), protect and hold Landlord and Landlord's affiliates, shareholders, directors, officers, employees, and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements, or expenses of any kind (including attorneys' and experts' fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, or asserted or awarded against Landlord or any of them in connection with or arising from or out of:

          (i) any hazardous material on, in, under, or affecting all or any portion of the Premises;

          (ii) any misrepresentation, inaccuracy, or breach of any warranty, covenant, or agreement contained or referred to in this Section;

          (iii) any violation or claim of violation by Tenant of any environmental law; or

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          (iv)   the imposition of any lien for the recovery of any costs for environmental cleanup or other response costs relating to the release or threatened release of hazardous material.

This indemnification is the personal obligation of Tenant and will survive termination of this Lease. Tenant, its successors, and assigns waive, release, and agree not to make any claim or bring any cost recovery action against Landlord under CERCLA, as that term is defined in Subsection (7), or any state equivalent or any similar law now existing or enacted after this date if the release of hazardous substances is due to the sole acts or omissions of Tenant and its agents, employees and contractors. If (i) Landlord is strictly liable under any such law, regulation, ordinance, or requirement and (ii) if the release of hazardous substances is due to the sole acts or omissions of Tenant and its agents, employees and contractors and (iii) Landlord is not so liable because of its acts or omissions or that of its agents, employees and contractors, then Tenant's indemnity obligation hereunder shall apply to such violation or condition that results in strict liability to Landlord .

     (g)  For purposes of this Lease, "hazardous material" means:
          (i) "hazardous substances" or "toxic substances" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. # 9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. # 1802, both as amended to this date and as amended after this date;

          (ii) "hazardous wastes," as that term is defined by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. # 6902, et seq., as amended to this date and as amended after this date;

          (iii) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended to this date or as amended after this date;

          (iv) crude oil or any fraction of it that is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute);

          (v) any radioactive material, including any source, special nuclear, or by-product material as defined at 42 U.S.C. # 2011, et seq., as amended to this date or as amended after this date;

          (vi)   asbestos in any form or condition; and

          (vii) polychlorinated biphenyls (PCB's) or substances or compounds containing PCB's.

          (viii) Hazardous material does not include anything kept in the Premises in normal quantities as customarily used in an general administrative offices.

     9.3 Right to Contest Laws. Tenant will have the right to contest by appropriate proceedings diligently conducted in good faith in the name of Tenant, or, with the prior consent of the Landlord, in the name of Landlord, or both, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation, or legal requirement of any nature. If compliance with any law, ordinance, order, rule, regulation, or requirement may legally be delayed pending the prosecution of any proceeding, without incurring any lien, charge, or liability of any kind against the Premises, or Tenant's interest in the Premises, and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply, Tenant may delay compliance until the final determination of the proceeding. Even if a lien, charge, or liability may be incurred by reason of delay, Tenant may contest and delay, so long as (i) the contest or delay does not subject Landlord to criminal liability and (ii) Tenant furnishes to Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of any contest or delay. Landlord will not be required to join any proceedings referred to in this Section unless the provision of any applicable law, rule, or regulation at the time in effect requires that the proceedings be brought by

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or in the name of Landlord, or both. In that event Landlord will join the proceedings or permit them to be brought in its name if Tenant pays all related expenses.


10. ASSIGNMENTS AND SUBLEASES

     10.1 General Prohibition. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors, and assigns, covenants that it will not assign, mortgage, or encumber this Lease, nor sublease, nor permit the Premises or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld or delayed for users who intend to make the same use as Tenant, but otherwise may be arbitrarily withheld. Any assignment or sublease in violation of this Article 10 will be void. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect Rent from the assignee, subtenant, or occupant, and apply the net amount collected to Rent. No assignment, sublease, occupancy, nor or collection will be deemed (a) a waiver of the provisions of this Section 10.1; (b) the acceptance of the assignee, subtenant, or occupant as Tenant; or
(c) a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord's prior written consent in each instance. As a condition to its consent required by this Article 10, Landlord may require Tenant's assignee or subtenant to agree to make such alterations to the Premises that may be necessary in order to comply with the Americans with Disabilities Act of 1990 and applicable related Florida law as it applies to the use, occupancy, or alteration of the Premises, and to deposit with Landlord 100% of Landlord's reasonable estimate of the cost of such alterations.

     10.2 Submission of Information. If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord
(a) the name and address of the proposed assignee or subtenant; (b) the business terms of the proposed assignment or sublease; (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space;
(d) banking, financial, and other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; and (e) the proposed form of assignment or sublease for Landlord's reasonable approval.

     10.3 Factors Determining Reasonableness. In determining whether to grant consent to Tenant's sublet or assignment request, Landlord may consider any reasonable factor. Landlord and Tenant agree that any one of the following factors, or any other reasonable factor, will be reasonable grounds for deciding Tenant's request: (a) use of the Premises by the proposed subtenant/assignee must be for general administrative offices; (b) use of the Premises in greater intensity than the level of use contemplated by Landlord and Tenant as reflected in the plans; (c) use of the Premises by the proposed subtenant/assignee will not violate or create any potential violation of any laws; (d) use of the Premises will not violate or create any potential violation of any other agreements affecting the Premises, Landlord or other tenants (if any); (e) the proposed subtenant/assignee is a prospective tenant of Landlord and Landlord has other suitable space in the building to lease to such subtenant/assignee; (f) the proposed subtenant/assignee is a tenant of Landlord; (g) the expenses of the Premises shall be materially increased in excess of that reasonably expected from normal administrative office use (excluding costs paid directly by Tenant). Despite any other factor or factors which might cause the assignment or sublease to be reasonable, and despite any language in this Section 10.3 to the contrary, Landlord may nevertheless deny the proposed sublease or assignment if Landlord believes, in its sole and absolute discretion, that: (a) the financial strength of the proposed subtenant/assignee is not satisfactory to Landlord; (b) the business reputation of the proposed subtenant/assignee is not in accordance with generally acceptable commercial standards; (b) the proposed use of the Premises is not consistent with the other businesses, if any, in the Premises; (c) the proposed subtenant/assignee and their employees and invitees will utilize more parking spaces than are in use by Tenant; or (e) that factors or circumstances not herein contemplated will or may adversely affect Landlord or other tenants of the Premises or neighbors.

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     10.4   Payments to Landlord. If Landlord consents to a proposed assignment or sublease, then Landlord will have the right to require Tenant to pay to Landlord a sum equal to fifty (50%) percent of any amount after deduction of reasonable commissions and tenant improvement expenditures, for (a) any Rent or other consideration paid to Tenant by any proposed transferee that is in excess of the Rent allocable to the transferred space then being paid by Tenant to Landlord pursuant to this Lease; (b) any other profit or gain realized by Tenant from any such sublease or assignment; and (c) Landlord's reasonable consultant fees (excluding attorney's fees), and costs incurred in connection with negotiation, review, and processing of the transfer. All such sums payable will be payable to Landlord at the time the next payment of Monthly Rent is due.

     10.5 Permitted Transfer. Landlord consents to an assignment of this Lease or sublease of all or part of the Premises to a wholly-owned subsidiary of Tenant or the parent of Tenant or to any corporation into or with which Tenant may be merged or consolidated or to an entity which purchases all or substantially all of Tenant's assets; provided that the surviving entity shall have a net worth no less than the Tenant's net worth as at the time of such merger, consolidation, sale or assignment. Tenant promptly provides Landlord with a fully executed copy of such assignment or sublease and that Tenant is not released from liability under this Lease; and that Tenant agrees to make such alterations to the Premises that may be necessary in order to comply with the Americans with Disabilities Act of 1990 and applicable related Florida law as it applies to the use, occupancy, or alteration of the Premises by the assignee or subtenant.

    10.6 Landlord's Recapture Rights. Anything to the contrary in this Lease notwithstanding, at any time within twenty (20) business days after Landlord's receipt of all (but not less than all) of the information and documents described in Section 10.02 above, Landlord may, at its option by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (b) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; or (c) terminate the Lease in its entirety or as to the portion of the Premises proposed to be assigned or sublet, with a proportionate adjustment in the Rent payable hereunder if the Lease is terminated as to less than all of the Premises. If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described twenty (20) business day period, Landlord shall either consent or deny its consent to the proposed assignment or subletting.

     10.7 Remedies. If Tenant believes that Landlord has unreasonably withheld its consent pursuant to this Article 10, Tenant's sole remedy will be to seek a declaratory judgment that Landlord has unreasonably withheld its consent or an order of specific performance or mandatory injunction of Landlord's agreement to give its consent; however, Tenant may recover damages if a court of competent jurisdiction determines that Landlord has acted arbitrarily and capriciously in evaluating the proposed assignee's or subtenant's creditworthiness, identity, and business character and the proposed use and lawfulness of the use, and is not otherwise justified in withholding consent. If Tenant seeks damages or attorneys fees or both under this provision, the prevailing party shall be entitled to attorneys fees and costs.

11. SIGNS

     Tenant may install signs on the Premises in accordance with federal, state, and local statutes, laws, ordinances, and codes and with Landlord's prior written approval of all such signs, and the plans and specifications with respect of said signs. Landlord agrees not to unreasonably withhold approval.

12. REPAIRS AND MAINTENANCE

     12.1 Landlord's Repair and Maintenance. At Landlord's expense, Landlord will maintain, replace, repair and restore the roof membrane and the structure of the building in reasonably good order and condition, unless the need for repair and maintenance is due to the improper care and use of the Premises by Tenant, its agents, employees, contractors and others for which Tenant is responsible at law, in which the resulting costs and expenses shall be paid to Landlord by Tenant.

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     12.2   Tenant will, at its sole cost and expense, maintain the Premises and make repairs, restorations, and replacements to the Premises, including without limitation the heating, ventilating, air conditioning, mechanical, electrical, elevator, and plumbing systems, the fixtures and appurtenances to the Premises, and all other portions of the Premises of any nature and description, as and when needed to preserve them in good working order and condition and regardless of whether the repairs, restorations, and replacements are ordinary or extraordinary, foreseeable or unforeseeable, capital or noncapital, or the fault or not the fault of Tenant, its agents, employees, invitees, visitors, or contractors. All repairs, restorations, and replacements will be in quality and class equal to the original work or installations. If Tenant fails to make repairs, restorations, or replacements, Landlord may make them at the expense of Tenant and the expense will be collectible as additional rent to be paid by Tenant within thirty (30) days after delivery of a statement for the expense.

     12.3   Tenant's Right to Make Repairs on Landlord's Behalf.

     (a) Tenant shall have the right to make such repairs which are required to be made by Landlord under the terms of this Lease on behalf of Landlord if:

            (i) Such failure materially and adversely impairs Tenant's ability to use the Premises for the operation of its business in the Premises; and

            (ii) Such repairs are not performed by Landlord after notice and opportunity to cure as expressly required by this Lease or are required on an emergency basis ("Emergency Repairs"). Emergency Repairs are those which:

                   (A) poses the threat of imminent, severe damage to Tenant's operations and/or property; and

                   (B) necessitates immediate repair of items which are otherwise required by this Lease to be repaired by Landlord. In such event, Tenant may at its option proceed forthwith to make such Emergency Repairs if (I) it is unable to notify Landlord of such emergency condition after using diligent efforts to contact Landlord and advise it of same, or (ii) Landlord fails to make the Emergency Repairs in a commercially reasonable manner after being notified of the emergency condition.

     (b).   Tenant's Limited Right to Offset Rent.

     If Landlord fails to reimburse Tenant for such repair costs as are reasonably incurred by Tenant in accordance with the foregoing within thirty
(30) days after written request from Tenant therefor (which request must be supported by detailed invoices and paid receipts and an architect's or engineer's certificate stating that the repairs have been completed in good and workmanlike manner and in accordance with all applicable laws and codes), Tenant's sole remedy shall be to sue Landlord for the sums claimed to be due. In the event, however, that Tenant obtains a final nonappealable judgment against Landlord in connection with such matter and Landlord fails or refuses to pay such judgment within thirty (30) days after final judgment, Tenant may offset Rent to reimburse it for the amount of the judgment.

13. ALTERATIONS

     Tenant shall not make or permit any alterations, decorations, additions or improvements including but not limited to telecommunications equipment and wiring of any kind or nature to the Premises, whether structural or nonstructural, interior, exterior or otherwise ("Alterations"), without the
                                                 -----------
prior written consent of Landlord, said consent not to be unreasonably withheld. Landlord may impose any reasonable conditions to its consent, including, without limitation: (I) delivery to Landlord of written and unconditional waivers of mechanic's and materialmen's

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liens as to the Premises for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations; (ii) prior approval of the plans and specifications and contractor(s) with respect to the Alterations and any other documents and information reasonably requested by Landlord; (iii) supervision by Landlord's representative, at Tenant's expense, of the Alterations; (iv) if expected by Landlord to exceed $25,000.00, delivery to Landlord of payment and performance bonds naming Landlord and Mortgagee as obligees; and (v) proof of worker's compensation insurance and commercial general liability insurance in such amounts and meeting such requirements as requested by Landlord. Landlord's approval as required in Subsection (ii) of the previous sentence shall not be deemed unreasonably withheld if such alterations
(I) affect the other tenants of the building or the building's structure, mechanical, electrical, plumbing, HVAC or fire, life safety systems; (ii) require any other alteration, addition, or improvement to be performed in or made to any portion of the Premises; (iii) such Alterations increase the Premises's assessed value for tax purposes; (iv) such Alterations affect the architectural or structural integrity of the building; (v) such Alterations require a building permit; (vi) such Alterations are visible from the exterior of the Premises. The Alterations shall conform to the requirements of Landlord's and Tenant's insurers and of the federal, state and local governments having jurisdiction over the Premises, including, without limitation, the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101, et seq.), the OSHA General Industry Standard (29 C.F.R. Section 1910.1001, et seq.), and the OSHA Construction Standard (29 C.F.R. Section 1926.1001, et seq.) and shall be performed in accordance with the terms and provisions of this Lease and in a good and workmanlike manner befitting a first class office building. If the Alterations are not performed as herein required, Landlord shall have the right, at Landlord's option, to halt any further Alterations, or to require Tenant to perform the Alterations as herein required or to require Tenant to return the Premises to its condition before such Alterations. All Alterations and fixtures, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord, will immediately become Landlord's property and, at the end of the Term will remain on the Premises without compensation to Tenant. Anything to the contrary notwithstanding, Tenant shall have the right, without Landlord's consent, to perform in the Premises non-structural Alterations provided such Alterations (I) do not affect the other tenants of the building, if any, or the building's mechanical, electrical, plumbing, HVAC or fire, life safety systems; (ii) do not require any other alteration, addition, or improvement to be performed in or made to any portion of the Premises; (iii) such Alterations do not increase the Premises's assessed value for tax purposes;
(iv) such Alterations do not affect the architectural or structural integrity of the building; (v) such Alterations do not require a building permit; (vi) such Alterations are not visible from the exterior of the Premises; (vii) the cost of such Alterations do not exceed $25,000.00 for any calendar year (appropriately prorated, if necessary, by Landlord computed on the basis of a thirty (30) day month); and (viii) Tenant has provided Landlord with at least ten (10) days prior written notice of such Alteration.

14. END OF TERM

     At the end of this Lease, Tenant will surrender the Premises in good order and condition, ordinary wear and tear excepted. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment, and movable furniture placed in the Premises by Tenant, whether or not the trade fixtures or equipment are fastened to the building. Tenant will not remove any trade fixtures or equipment without Landlord's prior written consent if the trade fixtures or equipment are used in the operation of the building or if the removal of the fixtures or equipment will impair the structure of the building. Whether or not Tenant is then in default, Tenant will remove alterations, additions, improvements, trade fixtures, equipment, and furniture that have been installed subsequent to the initial build-out of the Premises and that Landlord has requested be removed. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, alterations, additions, and improvements not so removed will conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them. Tenant will pay Landlord all expenses incurred in connection with Landlord's disposition of such property, including without limitation the cost of repairing any damage to the Premises caused by removal of the property. Tenant's obligation to observe and perform this covenant will survive the end of this Lease.

15. DAMAGE AND DESTRUCTION

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     15.1   If the Premises are damaged by fire or other insured casualty,
Landlord will give Tenant written notice of the time which will be needed to repair such damage, as determined by Landlord in its reasonable discretion, and the election (if any) which Landlord has made according to this Article 15. Such notice will be given before the 60th day (the "Notice Date") after the fire or other insured casualty.

     15.2 If the Premises are damaged by fire or other insured casualty to an extent which may be repaired within 220 days after the Notice Date, as reasonably determined by Landlord, Landlord will promptly begin to repair the damage after the Notice Date and will diligently pursue the completion of such repair. In that event this Lease will continue in full force and effect except that Rent will be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the "repair period") based on the proportion of the rentable area of the Premises Tenant is unable to use during the repair period.

     15.3 If the Premises are damaged by fire or other insured casualty to an extent that may not be repaired within 220 days after the Notice Date, as reasonably determined by Landlord, then (a) Landlord may cancel this Lease as of the date of such damage by written notice given to Tenant on or before the Notice Date or (b) Tenant may cancel this Lease as of the date of such damage by written notice given to Landlord within ten (10) days after Landlord's delivery of a written notice that the repairs cannot be made within such 220-day period. If neither Landlord nor Tenant so elects to cancel this Lease, Landlord will diligently proceed to repair the Premises.

     15.4 Notwithstanding the provisions of Subsections 15.1, 15.2 and 15.3 above, if the Premises are damaged by uninsured casualty, if the proceeds of insurance are insufficient to pay for the repair of any damage to the Premises, or if all or any portion of the proceeds of insurance are retained by Landlord's mortgagee, Landlord will have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to Tenant on or before the Notice Date.

     15.5   There will be no abatement of Rent as otherwise provided for in this
Article 15. Further, Tenant will have no rights to terminate this Lease on account of any damage to the Premises.

16. CONDEMNATION

     16.1 Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right (in either case a "taking"), all of the Premises are taken, or if so much of the Premises are taken that the Premises (even if the restorations described in Section 16.2 were to be made) cannot be used by Tenant for the purposes for which they were used immediately before the taking, this Lease will end on the earlier of the vesting of title to the Premises in the condemning authority or the taking of possession of the Premises by the condemning authority (in either case the "ending date"). If this Lease ends according to this Section 16.1, prepaid rent will be appropriately prorated to the ending date. The award in a taking subject to this Section 16.1 will be allocated according to Section 16.4.

     16.2 Partial Taking. If, after a taking, so much of the Premises remains that the Premises can be used for substantially the same purposes for which they were used immediately before the taking:

     (a) this Lease will end on the ending date as to the part of the Premises which is taken;

     (b) prepaid rent will be appropriately allocated to the part of the Premises which is taken and prorated to the ending date;

     (c) beginning on the day after the ending date, rent for so much of the Premises as remains will be reduced in the proportion of the floor area of the building remaining after the taking to the floor area of the building before the taking;

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     (d)    at its cost, Tenant will restore so much of the Premises as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the taking, using good workmanship and new first class materials, all according to Section 13;

     (e) upon the completion of restoration according to Section 16.2(d), Landlord will pay Tenant the lesser of the net award made to Landlord on account of the taking (after deducting from the total award attorneys', appraisers', and other costs incurred in connection with obtaining the award, and amounts paid to the holders of mortgages affecting the Premises), for Tenant's actual out-of-pocket cost of restoring the Premises; and

     (f)    Landlord will keep the balance of the net award.

     16.3 Tenant's Award. In connection with any taking subject to Section 16(a) or 16(b), Tenant may prosecute its own claim by separate proceedings against the condemning authority for business damages and relocation costs legally due to it only so long as Tenant's award does not diminish or otherwise adversely affect Landlord's award.

     16.4 Allocation of an Award for a Total Taking. If this Lease ends according to Section 16.1, the condemnation award will be paid in the order in this Section 16.4 to the extent it is sufficient:

     (a) First, Landlord will be reimbursed for its attorneys' fees, appraisal fees, and other costs incurred in prosecuting the claim for the award.

     (b) Second, any lender whose loan is secured by the Premises will be paid the principal balance of its loan, plus accrued and unpaid interest, and any other charges due on payment.

     (c) Third, Landlord will be paid the value at the time of the award of lost rent and the reversion to the extent they exceed the amount paid to Landlord's lender.

     (d) Fourth, Tenant will be paid its adjusted book value as of the date of the taking of its improvements (excluding trade fixtures) made to the Premises. In computing its adjusted book value, improvements will be conclusively presumed to have been depreciated or amortized over their useful lives with a reasonable salvage value.

     (e)    Fifth, the balance will be paid to Landlord.

     16.5 All obligations of Landlord under this Section 16 shall be subject to the terms and conditions of any mortgage affecting the Premises.

17. SUBORDINATION

     17.1 General. This lease and Tenant's rights under this Lease are subject and subordinate to any ground lease or underlying lease, mortgage, deed of trust, or other lien encumbrance or indenture, together with any renewals, extensions, modifications, consolidations, and replacements of them, which now or at any subsequent time affect the Premises, any interest of Landlord in the Premises, or Landlord's interest in this Lease and the estate created by this Lease (except to the extent that any such instrument expressly provides that this Lease is superior to it). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant will execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, any documents as may be requested by Landlord, any ground Landlord or underlying lessor, or any mortgagee, or any holder of a deed of trust or other instrument described in this Section, to confirm or effect the subordination. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, Landlord, its successors, and assigns will be entitled to execute, acknowledge, and deliver the document on behalf of Tenant as Tenant's as attorney-in-fact. Tenant constitutes and irrevocably appoints Landlord, its successors, and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section. Anything to the contrary in this Section 17(a) notwithstanding,

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Landlord shall obtain from any lender on the Premises a subordination, non-
disturbance, and attornment agreement in a form usual and customary for the lending industry.

     17.2 Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in Subsection (a) succeeds to Landlord's interest in the Premises, Tenant will pay to it all rents subsequently payable under this Lease. Tenant will, upon request of anyone so succeeding to the interest of Landlord, automatically become the Tenant of, and attorn to, the successor in interest without change in this Lease. The successor in interest will not be bound by (1) any payment of rent for more than one month in advance,
(2) any amendment or modification of this Lease made without its written consent, (3) any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest, or (4) any claim or offset of rent against the Landlord. Upon request by the successor in interest and without cost to Landlord or the successor in interest, Tenant will execute, acknowledge, and deliver an instrument or instruments confirming the attornment. The instrument of attornment will also provide that the successor in interest will not disturb Tenant in its use of the Premises in accordance with this Lease. If Tenant fails or refuses to execute, acknowledge, and deliver the instrument within twenty
(20) days after written demand, the successor in interest will be entitled to execute, acknowledge, and deliver the document on behalf of Tenant as Tenant's as attorney-in-fact. Tenant constitutes and irrevocably appoints the successor in interest as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any document described in this Section.

18. LANDLORD'S ACCESS

     Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency, and at reasonable hours to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders, or Tenants, (c) determine whether Tenant is complying with its obligations in this Lease, (d) supply any other service which this Lease requires Landlord to provide, (e) post notices of nonresponsibility or similar notices, or (f) make repairs which this Lease requires Landlord to make; however, all work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant waives any claim on account of any injury or inconvenience to Tenant's business, interference with Tenant's business, loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by the entry. Landlord will at all times have a key with which to unlock all of the doors in the Premises (excluding Tenant's vaults, safes, and similar areas designed in writing by Tenant in advance). Landlord will have the right to use any means Landlord may deem proper to open doors in the Premises and to the Premises in an emergency in order to enter the Premises. No entry to the Premises by Landlord by any means will be a forcible or unlawful entry into the Premises or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any part of the Premises, nor will any entry entitle Tenant to damages or an abatement of rent or other charges which this Lease requires Tenant to pay.

19. INDEMNIFICATION, WAIVER AND RELEASE

     19.1 Indemnification. Tenant will indemnify Landlord, its agents, and employees against, and hold Landlord, its agents, and employees harmless from, any and all demands, claims, injury, causes of action, fines, penalties, injury, loss, damages (including consequential damages), losses, liabilities, judgments, and expenses (including without limitation attorneys' fees and court costs), incurred in connection with or arising from:
     (a) the use or occupancy of the Leased Premises by Tenant or any person claiming under Tenant;
     (b) any activity, work, or thing done or permitted or suffered by Tenant in or about the Leased Premises;
     (c) any acts, omissions, or negligence of Tenant, any person claiming under Tenant, or the employees, agents, contractors, invitees, or visitors of Tenant or any person;
     (d) any breach, violation, or nonperformance by Tenant, any person claiming under Tenant, or the employees, agents, contractors, invitees, or visitors of Tenant, or any person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; or

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     (e)   any injury or damage to the person, property, or business of Tenant or its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Premises under the express or implied invitation of Tenant.

If any action or proceeding is brought against Landlord, its employees, or agents by reason of any claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord.

     19.2 Notwithstanding anything to the contrary in this Section19, at Landlord's election, Tenant shall provide and pay for the cost of Landlord's defense in connection with any and all claims arising from or in any way connected with the Premises (using counsel selected by Tenant and reasonably acceptable to Landlord) until such time as it is adjudicated that such claim(s) resulted from the negligence of Landlord, its agents or employees. In the event of such adjudication, Landlord shall have a percentage responsibility with respect to any judgements against Tenant resulting from such claims as well as costs incurred by Tenant in its defense of Landlord in connection with same, less any coverage due from Tenant's insurance. Landlord's percentage of responsibility shall be equal to the percentage of its comparative negligence as determined in a final court judgment.

     19.3 Waiver and Release. Tenant waives and releases all claims against Landlord, its employees, and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. In addition, Tenant agrees that Landlord, its agents, and employees will not be liable for any loss, or damage (including consequential damages) to property, or Tenant's business occasioned by theft; act of God; public enemy; injunction; riot; strike; insurrection; war; court order; requisition; order of governmental body or authority; fire; explosion; falling objects; steam, water, rain or snow; leak or flow of water (including water from the elevator system), rain or snow from the Premises or into the Premises or from the roof, street, subsurface, or from any other place, or by dampness, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the building; or from construction, repair, or alteration of the Premises or from any acts or omissions of any visitor of the Premises except visitors on the premises solely to visit the Landlord ; or from any cause beyond Landlord's control.

20. SECURITY DEPOSIT

     Sterile Recoveries, Inc. is not required to post a security deposit. Any subsequent tenants that may be required to post a security deposit shall deposit same with Landlord as security for Tenant's payment of rent and performance of its other obligations under this Lease, and any renewals or extensions of this Lease. If Tenant defaults in its payment of rent or performance of its other obligations under this Lease, Landlord may use all or part of the security deposit for the payment of rent or any other amount in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or for the payment to Landlord of any other loss or damage which Landlord may suffer by reason of Tenant's default. If Landlord so uses any portion of the security deposit, Tenant will restore the security deposit to its original amount within five (5) days after written demand from Landlord. Landlord will not be required to keep the security deposit separate from its general funds, and Tenant will not be entitled to interest on the security deposit. The security deposit will not be a limitation on Landlord's damages or other rights under this Lease, or a payment of liquidated damages, or an advance payment of the rent. If Tenant pays the rent and performs all of its other obligations under this Lease, Landlord will return the unused portion of the security deposit to Tenant within sixty (60) days after the end of the term; however, if Landlord has evidence that the security deposit has been assigned to an assignee of the lease, Landlord will return the security deposit to the assignee. Landlord may deliver the security deposit to the purchaser of the Premises and be discharged from further liability with respect to it.


21. COVENANT OF QUIET ENJOYMENT

     So long as Tenant pays the rent and performs all of its obligations in this Lease, Tenant's possession of the Premises will not be disturbed by Landlord, or anyone claiming by, through or under Landlord, or by the holders of the mortgages described in Section 17.

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22.  LANDLORD'S LIEN.

     22.1 Landlord shall have at all times a valid lien pursuant to Section 83.08, Florida Statutes, to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property (and the proceeds therefor) to the full extent of Tenant's and any assignee's or subtenant's interest therein, presently, or which may hereafter be, situated on the Premises, and such lien shall include the right to prevent removal of said property from the Premises, and such property shall not be removed without the consent of Landlord until all arrearage in rent as well as any and all other sums of money then due to Landlord or to become due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant.

     22.2 The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Section. Any surplus shall be paid to Tenant or as otherwise required by law; the Tenant shall pay any deficiencies forthwith.

     22.3 Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to protect the security interest of Landlord in the aforementioned property and proceeds thereof under the provision of the Uniform Commercial Code (or corresponding State statute or statutes) in force in the State in which the property is located, as well as any other State the laws of which Landlord may at any time consider to be applicable.

     22.4 Tenant expressly, knowingly, and voluntarily waives all constitutional, statutory, or common law bonding requirements, including the requirement under Section 83.12, Florida Statutes (1995), that Landlord file a bond payable to Tenant in at least double the sum demanded by Landlord (or double the value of the property sought to be distrained), it being the intention of the parties that no bond shall be required to be filed by Landlord in any such distress action. Tenant further waives the right under Section 83.14, Florida Statutes (1995) to replevy distrained property.

23. LIMITATION ON TENANT'S RECOURSE

     23.1 Tenant's sole recourse against Landlord, and any successor to the interest of Landlord in the Premises, is to the interest of Landlord, and any successor, in the Premises. Tenant will not have any right to satisfy any judgment which it may have against Landlord, or any successor, from any other assets of Landlord, or any successor.

     23.2 In this Section 23, the terms "Landlord" and "successor" include the shareholders, venturers, and partners of Landlord and successor and the officers, directors, and employees of Landlord and successor. The provisions of this Section are not intended to limit Tenant's right to seek injunctive relief or specific performance, or Tenant's right to claim the proceeds of insurance (if any) specifically maintained by Landlord for Tenant's benefit.

24. DEFAULT

     24.1 Cure. If Tenant fails to pay when due amounts payable under this Lease or to perform any of its other obligations under this Lease within the time permitted for its performance, then Landlord, after ten (10) days' written notice to Tenant (or, in case of any emergency, upon notice or without notice as may be reasonable under the circumstances) and without waiving any of its rights under this Lease, may (but will not be required to) pay the amount or perform the obligation.

     All amounts so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any obligations (together with interest at the prime rate from the date of Landlord's payment of the

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amount or incurring of each cost or expense until the date of full repayment by
Tenant) will be payable by Tenant to Landlord on demand. In the proof of any damages that Landlord may claim against Tenant arising out of Tenant's failure to maintain insurance, Landlord will not be limited to the amount of the unpaid insurance premium but will also be entitled to recover as damages for the breach the amount of any uninsured loss (to the extent of any deficiency in the insurance required by the provisions of this Lease), damages, costs and expenses of suit, including attorneys' fees, arising out of damage to, or destruction of, the Premises occurring during any period for which Tenant has failed to provide the insurance.

     24.2 Events of Default. The following events are referred to collectively as "events of default" or individually as an "event of default":

     (a) Tenant defaults in the due and punctual payment of rent, and such default continues for three (3) days after statutory notice from Landlord;

     (b)    Tenant vacates or abandons the Premises;

     (c) This lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and the attachment is not discharged or disposed of within fifteen (15) days after its levy;

     (d) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

     (e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

     (f) Tenant fails to take possession of the Premises on the commencement date of the term;

     (g) Tenant breaches any of the other agreements, terms, covenants, or conditions that this Lease requires Tenant to perform, and such breach continues for a period of thirty (30) days after notice from Landlord to Tenant; or if such breach cannot be cured reasonably within such thirty (30) day period and Tenant fails to commence and proceed diligently to cure such breach within a reasonable time period; or

     (h) Tenant shall repeatedly default in the timely payment of Rent or any other charges required to be paid, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provision of this Lease, whether or not Tenant shall timely cure any such payment or other default. For the purposes of this Subsection, the occurrence of similar defaults three (3) times during any twelve (12) month period shall constitute a repeated default.

Any notice periods provided for under this Section 24.2 shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

     24.3 Landlord's Remedies. If any one or more events of default set forth in
Section 24.1 and 24.2 occurs then Landlord has the right, at its election:

     (a) To give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the Term;

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     (b)   Without further demand or notice, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

     (c) Without further demand or notice to cure any event of default and to charge Tenant for the cost of effecting such cure, including without limitation reasonable attorneys' fees and interest on the amount so advanced at the rate set forth in Section 29.21, provided that Landlord will have no obligation to cure any such event of default of Tenant.

Should Landlord elect to reenter as provided in Section 24.3, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the Rent. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this Section 24 or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

     24.3 Certain Damages. In the event that Landlord does not elect to terminate this Lease as permitted in Section 24.3(a), but on the contrary elects to take possession as provided in Section 24.3(b), Tenant will pay to Landlord Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred plus the value of any free rent or other inducements, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Term, or the Premises covered by such new lease include other Premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Section
24.3 will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day on which the Monthly Rent would have been payable under this Lease if possession had not been retaken, and Landlord will be entitled to receive such Rent and other sums from Tenant on each such day.

     24.4 Continuing Liability After Termination. If this Lease is terminated on account of the occurrence of an event of default, Tenant will remain liable to Landlord for damages in an amount equal to Rent and other amounts that would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such reletting, including without limitation the expenses enumerated in Section 24.3. Landlord will be entitled to collect such damages from Tenant monthly on the day on which Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive such Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant as damages for loss of the bargain and not as a penalty:

     (a) The worth at the time of award of the unpaid Rent that had been earned at the time of termination;

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     (b)   The worth at the time of award of the amount by which the unpaid rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

     (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term of this Lease (had the same not been so terminated by Landlord) after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

     (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in Section 24.4 (a) and (b) above is computed by adding interest at the per annum interest rate described in Section 29.21 on the date on which this Lease is terminated from the date of termination until the time of the award. The "worth at the time of award" of the amount referred to in Section 24.2(c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Atlanta, Georgia, at the time of award plus one (1%) percent.

     24.5 Acceleration. To the fullest extent permitted by law, Landlord may declare the entire balance of all forms of Rent due under this Lease for the remainder of the Lease Term to be forthwith due and payable and may collect the then present value of such Rents (calculated using a discount equal to the yield then obtainable from the United States Treasury Bill or Note with a maturity date closest to the date of expiration of the Lease Term) by distress or otherwise. The accelerated Additional Rent for Operating Expenses shall be calculated by multiplying the highest Additional Rent amount for Operating Expenses payable by Tenant in any calendar year times the number of calendar years (including any fractional calendar year) remaining in the Lease Term following the date of default. If Landlord exercises the remedy provided in this Subsection 24.5, and collects from Tenant all forms of Rent owed for the remainder of the Lease Term, Landlord shall account to Tenant, at the date of the expiration of the Term, for amounts actually collected by Landlord as a result of a reletting, net of the Tenant's obligations pursuant to Subsection
24.3 and 24.4.

     24.6 Bankruptcy. Without limiting any of the other provisions of this Default Section, in the event of the filing of a petition in bankruptcy by or against Tenant, and if the provisions of 11 U.S.C. Section 365 apply to this Lease, the following shall apply:

     Adequate assurance of prompt cure of defaults. "Adequate assurance" that the trustee or debtor in possession (collectively hereafter, "trustee") will promptly cure defaults and promptly compensate Landlord for actual pecuniary loss, within the meaning of 11 U.S.C. Section 365(b)(1) (A) and (B), shall be deemed to include, without limitation, the following obligations on the part of the trustee: (I) the trustee shall have timely performed the obligations of Tenant under this Lease arising on and after the order for relief; and (ii) any required cure of defaults and compensation of pecuniary loss under 11 U.S.C.
Section 365(b)(1)(A) and (B) shall be completed within a period of time equal to the amount of time, if any, Tenant was in default on any obligation to pay monthly installments of Monthly Rent under this Lease at the time the bankruptcy case commenced ("the cure period"). The aggregate amount of the required cure of defaults and compensation of pecuniary loss shall be paid in equal monthly installments during the cure period.

     Adequate assurance of future performance. Except in the event the trustee seeks to assume and assign this Lease, "adequate assurance of future performance" within the meaning of 11 U.S.C. Section 365(b)(1)(C) shall be deemed to include, without limitation, the following obligations on the part of the trustee: (I) Payment of a post-petition security deposit equal to six (6) times the monthly installments of Monthly Rent under Section 4 of this Lease.

     Without limiting any of the other provisions of this Default Section, if pursuant to the Bankruptcy Code, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 10, Assignment or Subletting, Tenant agrees that the meaning of "adequate assurance of future performance" by the assignee under the Bankruptcy Code shall include, without limitation, at least the following: (a) the posting of a security deposit in, or

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increase of the existing Security Deposit by, a sum equal to six (6) months'
installments of Monthly Rent, Annual Operating Expenses and Additional Rent for Expenses at the then current rate; (b) that any such assignee of this Lease shall have a net worth exclusive of good will equal to at least ten (10) times the sum of all Monthly Rent, Annual Operating Expenses and Additional Rent payable under this Lease for the calendar year preceding the year in which such assignment is intended to become effective; (c) that the proposed assignee must have engaged in the permitted use of the Premises for at least five (5) years prior to any such proposed assignment; and (d) that the proposed assignee, in form and substance reasonably acceptable to Landlord, assumes and agrees to be bound by all of the terms and conditions of this Lease. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, ninety (90%) percent of such consideration, after deducting therefrom (1) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (2) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant's property in the Premises, shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. If, pursuant to the provisions of the Bankruptcy Code, Tenant assumes this Lease and proposes to assign it to any person or entity whom shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment setting forth: (I) the name and address of such proposed assignee, (ii) all of the terms and conditions of such proposed assignment, and (iii) the adequate assurance to be provided Landlord to assure such proposed assignee's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such proposed assignee, less any brokerage commission which may be payable out of the consideration to be paid by such assignee for the assignment of this Lease.

     For purposes of the Bankruptcy Code, "adequate protection" of Landlord's interest in the Premises prior to assumption or assignment of this Lease by Tenant shall include, but not be limited to, the posting of a security deposit in, or increase of the existing Security Deposit by, a sum equal to three (3) months' installments of Monthly Rent, Annual Operating Expenses and Additional Rent for Expenses at the then current rate.

     All attorneys' fees incurred by Landlord in connection with any bankruptcy case or proceedings, including without limitation, contested matters and meetings of creditors, involving Tenant or incurred by Landlord in connection with any default by Tenant under this Lease shall be deemed an "actual pecuniary loss" which Tenant must pay as a condition to assuming this Lease or assigning this Lease in disregard of the restrictions contained in Article 9, Assignment or Subletting.

     If a bankruptcy petition is filed by or against Tenant, (a) Tenant agrees that Landlord shall be entitled to, and Tenant hereby consents to, immediate relief from the automatic bankruptcy stay imposed by the Bankruptcy Code so that Landlord may take all action necessary to enforce any rights and remedies Landlord may have under this Lease or applicable non-bankruptcy law, including, without limitation, the filing of an eviction action, and Tenant admits that the petition in bankruptcy shall have been filed in bad faith if a substantial purpose for the filing is to prevent, postpone, delay, or otherwise hinder Landlord's effort to collect the rent due under this Lease or to obtain possession of the Premises; and (b) the Security Deposit shall be automatically transferred to Landlord upon the entry of an "Order of Relief."

     All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "Rent" for purposes of Section 502(b)(6) of the Bankruptcy Code.

     When, pursuant to the Bankruptcy Code, any trustee or debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, the charges shall be not less than the Monthly Rent, Annual Operating Expenses and Additional Rent payable under this Lease as of such date.

     The provision in this Lease that the monthly installments of Monthly Rent shall be payable in advance shall control over the day of the month such monthly installment is due for purposes of 11 U.S.C. Section 365(d)(3)

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respecting the time that the trustee's time for performance first becomes due.
By way of illustration, without limitation, if the monthly installments are due on the first day of the month and a petition in bankruptcy is filed on the third day of the month, the trustee shall pay the monthly installments in advance for the period beginning on the third day of the month, prorating the monthly installments through the end of the month.

     Neither the Tenant nor the trustee shall seek an enlargement of the time within which the trustee may file a motion to assume or reject this Lease under 11 U.S.C. Section 365(d)(4).

     24.7 Cumulative Remedies. Any suit or suits for the recovery of the amounts and damages set forth in Sections 24.3 and 24.4 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no event of default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease, or now or after the Lease Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise. Landlord is entitled, if otherwise appropriate, to (I) injunctive or other equitable or declaratory relief in case of any violation, or any attempted or threatened violation, of any provision of this Lease; (ii) an order compelling the observance or performance of any such provision; and (iii) one or more accountings of Tenant's obligations under this document. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

     24.8 Waiver of Redemption. Tenant waives any right of redemption arising as a result of Landlord's exercise of its remedies under this Article 24.

25.  MECHANICS' LIENS

     The interest of Landlord in the Premises shall not be subject in any way to any liens, including construction liens, for improvements to or other work performed with respect to the Premises by or on behalf of Tenant. Tenant shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other estate of Landlord (or the interest of any ground lessor) in the Premises, and all mechanics, materialmen, contractors, artisans, and other parties contracting with Tenant or its representatives or privies with respect to the Premises or any part of the Premises are hereby charged with notice that they must look to the Tenant to secure payment of any bill for work done or material furnished or for any other purpose during the Term. The foregoing provisions are made with express reference to Section 713.10, Florida Statutes (1995). Notwithstanding the foregoing provisions, Tenant, at its expense, shall cause any lien filed against the Premises, for work or materials claimed to have been furnished to Tenant to be discharged of record or properly transferred to a bond pursuant to Section 713.24, Florida Statutes (1995), within ten (10) days after notice thereof to Tenant. Further, Tenant agrees to indemnify, protect, defend, and save Landlord harmless from and against any damage or loss, including reasonable attorneys' fees, incurred by Landlord as a result of any such lien. Tenant shall notify every contractor making improvements to the Premises that the interest of the Landlord in the Premises shall not be subject to liens for improvements to or other work performed with respect to the Premises by or on behalf of Tenant. Tenant shall execute, acknowledge, and deliver without charge a short form of lease or notice in recordable form containing a confirmation that the interest of Landlord in the Premises shall not be subject to liens for improvements or other work performed with respect to the Premises by or on behalf of Tenant. If such a short form of lease or notice is executed, it shall expressly provide that it shall be of no further force or effect after the last day of the Lease Term or on the filing by Landlord of an affidavit that the Lease Term has expired or the Lease has been terminated or that the Tenant's right to possession of the Premises has been terminated.

26.  RULES AND REGULATIONS

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     Landlord may from time to time establish rules and regulations, or amend such rules and regulations or adopt reasonable new rules and regulations for the use, safety, cleanliness, and care of the Premises, and the comfort, quiet, and convenience of occupants of the Premises.

27.  ENTRY BY LANDLORD

     Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency and at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders, or tenants, (c) determine whether Tenant is complying with all its obligations in this Lease,
(d) supply any service that this Lease obligates Landlord to provide to Tenant,
(e) post notices of non-responsibility or similar notices, or (f) make repairs required of Landlord under the terms of this Lease or make repairs or alterations and additions to any adjoining space or utility services (including but not limited to the right to place alternative electric utility service provider wires and equipment within and through the Premises), or make repairs, alterations, or improvements to any other portion of the Shopping Center; however, all such work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant by this
Article 20 waives any claim against Landlord, its agents, employees, or contractors for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by such entry. Landlord will at all times have and retain a key with which to unlock all of the doors in, on, or about the Premises (excluding Tenant's vaults, safes, and similar areas designated in writing by Tenant in advance). Landlord will have the right to use any and all means Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any means permitted under this Article 20 will not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of Monthly Base Rent, Additional Rent, or other charges that this Lease requires Tenant to pay.

28.  EFFECT OF SALE

     A sale, conveyance, or assignment of the Premises will operate to release Landlord from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this Lease, express or implied, except those liabilities that arose prior to such effective date, and, after the effective date of such sale, conveyance, or assignment, Tenant will look solely to Landlord's successor in interest in and to this Lease. This Lease will not be affected by any such sale, conveyance, or assignment, and Tenant will attorn to Landlord's successor in interest to this Lease, so long as such successor in interest assumes Landlord's obligations under the lease from and after such effective date.

29.  MISCELLANEOUS

     29.1 No Offer. This Lease is submitted to Tenant on the understanding that it will not be considered an offer by Landlord and will not bind Landlord in any way until (a) Tenant has duly executed and delivered duplicate originals to Landlord and (b) Landlord has executed and delivered one of such originals to Tenant. Tenant's offer of this Agreement shall be irrevocable and open for acceptance by Landlord until 5:00 p.m. on the fifteenth (15th) day after execution and delivery hereof by Tenant, and if not accepted by then may be withdrawn by Tenant.

     29.2 Joint and Several Liability. If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of, written notice to, written notice from, refund to, or signature of any signatory to this Lease (including without limitation modifications of this Lease made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.

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     29.3 No Construction Against Drafting Party. Landlord and Tenant
acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

     29.4 Time of the Essence. Time is of the essence of each and every provision of this Lease.

     29.5 No Recordation. Tenant's recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.

     29.6 No Waiver; Accord and Satisfaction. The waiver by Landlord of any agreement, condition, or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease, nor will any custom or practice that may grow up between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment of Rent or related to it shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent, or pursue any other remedies available to Landlord.

     29.7 Estoppel Certificates. At any time and from time to time but within ten (10) days after written request by Landlord, Tenant will execute, acknowledge, and deliver to Landlord, a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification; (b) the date, if any, to which Rent and other sums payable under this Lease have been paid; (c) that no notice of any default has been delivered to Landlord which default has not been cured, except as to defaults specified in said certificate; (d) that there is no event of default under this Lease or an event which, with notice or the passage of time, or both, would result in an event of default under this Lease, except for defaults specified in said certificate; and (e) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the Premises. Tenant's failure to deliver such a certificate within such time will be conclusive evidence of the matters set forth in it.

     29.8 Waiver of Jury Trial. Landlord and Tenant by this Subsection waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any other claims (including without limitation claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

     29.9 No Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Subsection will be exercised by written notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

     29.10 Holding Over. Tenant will have no right to remain in possession of all or any part of the Premises after the expiration of the Term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earlier of thirty
(30) days'

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prior written notice or the earliest date permitted by law. In such event, Rent will be increased to an amount equal to 150% of the Rent payable during the last month of the Term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease, except for rights to renew and expand.

     29.11 Notices. All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by certified mail, postage prepaid, addressed to Landlord at the address for Landlord above and to Tenant at the address for Tenant above, or, from and after the Commencement Date, to Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or to Landlord addressed to such other address or addresses as Landlord may from time to time designate to Tenant in writing. Any notice shall be deemed to have been served at the time the same was personally served, posted
or mailed, as the case may be.   Any notices from Landlord directed to Tenant
shall be deemed duly given if prepared by Landlord's attorney or agent.

     29.12 Severability. If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision will be added as a part of this Lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     29.13 Written Amendment Required. This Lease, the exhibits, and addenda, if any, contain the entire agreement between Landlord and Tenant. No amendment, alteration, modification of, or addition to this Lease will be valid or binding unless expressed in writing and signed by the party or parties to be bound by such change. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition of the Premises or the manner of operating the Premises. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by any lending institution providing financing for the Premises, provided that no such modifications will materially adversely affect Tenant's rights and obligations under this Lease

     29.14 Captions. The captions of the various articles and Sections of this Lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or Sections.

     29.15 Landlord Default. Landlord shall be in default under this Lease if Landlord has not commenced and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations under this Lease within thirty (30) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. Notwithstanding anything in this Lease to the contrary, Landlord shall never be liable to Tenant in the event of a default by Landlord or otherwise under any provision of this Lease for any loss of business or profits or other direct, special, incidental, indirect or consequential damages or for punitive or special damages of any kind. None of Landlord's officers, employees, agents, directors, shareholders, or partners shall ever have any personal liability to Tenant under or in connection with this Lease. Tenant shall look solely to Landlord's estate and interest in the Premises for the satisfaction of any right or remedy of Tenant under this Lease, or for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord, and no other property or assets of Landlord or its principals shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Tenant's rights or remedies under this Lease, the relationship of Landlord and Tenant under this Lease, Tenant's use and occupancy of the Premises, or any other liability of Landlord to Tenant of whatever kind or nature. Except as specifically provided in this Lease, Tenant expressly, knowingly, and voluntarily waives any right, claim, or remedy otherwise available to Tenant to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement allegedly made on behalf of Landlord, whether in this Lease or elsewhere. No act or omission of Landlord or its agents shall constitute an actual or constructive eviction of Tenant unless Landlord shall have first received written notice of Tenant's claim and shall have failed to cure it after having been afforded a reasonable time to do so, which in no event shall be less than thirty (30) days.

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     29.16 Authority. Tenant and the party executing this Lease on behalf of
Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect.

     29.17 Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except for the land acquisition where Landlord used the services of Gene Maxon as its broker. Each of them will protect, defend, indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Premises except the broker. Landlord will pay any fees or commissions due the broker.

     29.18 Governing Law; Venue. This Lease will be governed by and construed pursuant to the laws of the state of Florida. Venue for all actions will lie in Hillsborough County, Florida.

     29.19 Force Majeure. Landlord will have no liability to Tenant, nor will Tenant have any right to terminate this Lease or abate rent or assert a claim of partial or total actual or constructive eviction, because of Landlord's failure to perform any of its obligations in the lease if the failure is due to reasons beyond Landlord's reasonable control, including without limitation strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy); unavailability or scarcity of materials; war; riot; civil insurrection; accidents; acts of God; and governmental preemption in connection with a national emergency. If Landlord fails to perform its obligations because of any reasons beyond Landlord's reasonable control (including those enumerated above), the period for Landlord's performance will be extended day for day for the duration of the cause of Landlord's failure.

     29.20 Late Payments Charge: If any payment due Landlord under this Lease shall not be paid within five (5) days of the date when due, Tenant shall pay, in addition to the payment then due, an administrative charge of Two Hundred Fifty ($250.00) Dollars, plus Fifty ($50.00) Dollars per day for each day commencing the seventh (7th) day from the date when due through and including the date the installment is paid in full. The parties acknowledge and agree that Tenant's failure to make payments on time unreasonably interfere with Landlord's obligations to make payments to lenders, service providers, utility providers, vendors, creditors and others, the extent of damage to Landlord not being readily determinable; and that the amount of the administrative late charge is a reasonable approximation of the damage and losses Landlord will suffer as a result of Tenant's late payments, and is therefore in the nature of liquidated damages and not a penalty.

     29.21 Interest: Each and every installment of Monthly Rent and Additional Rent and other payments which is not paid by the fifteenth (15th) calendar day following the date on which it is due, including Saturdays, Sundays and holidays, shall accrue interest commencing (retroactive to) the date on which it was due, at the lesser of (I) eighteen (18%) percent per annum, or (ii) the maximum rate allowed by law. Interest shall not accrue on administrative late charges under Section 29.20 until the first day of the calendar month following the month in which they are imposed. No interest shall accrue in favor of Tenant on any item of damage, if any, including prepaid rent, security deposits, or any other liability which Landlord may have to Tenant, until reduced to judgment, and effective on the date the judgment is rendered.

     29.22 No Easements for Air or Light. Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Premises will in no way affect this Lease or impose any liability on Landlord.

     29.23 Tax Credits. Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Premises. Promptly after Landlord's demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which Landlord has paid by means of any Tenant Allowance or otherwise. Tenant will be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided by Landlord.

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

     29.24 Financial Reports. When Tenant is not publicly traded or its basic financial information is not otherwise available to Landlord, within fifteen
(15) days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (a) to Landlord's lenders or prospective purchasers of the Premises, (b) in litigation between Landlord and Tenant, and (c) if required by court order. If Tenant is an individual, Tenant agrees that Landlord and its agents and attorneys have the right to obtain their personal credit reports in connection with the extension of credit pursuant to this Lease, subsequently in connection with its interest in determining Tenant's financial condition at any time during the Term of this Lease, and after the Term of this Lease until all obligations under this Lease are fully discharged. Landlord further has the right to report to others its credit experience. Upon request, Landlord will inform Tenant of the name and address of each consumer reporting agency from which a credit report is obtained.

     29.25 Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers', architects', accountants', and other professional fees, within ten
(10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

     29.26 Notice Concerning Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a structure in sufficient quantities, may present health risks to persons who are exposed to it. Levels of radon that exceed federal and state guidelines have been found in buildings in the state of Florida. Additional information regarding radon and radon testing may be obtainable from the county public health unit. Landlord makes no representation to Tenant concerning the presence or absence of radon gas in the Premises at any time or in any quantity. By executing this Lease, Tenant expressly releases Landlord from any loss, claim, liability, or damage now or hereafter arising from or relating to the presence at any time of such substances in the Premises.

     29.27 Binding Effect. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

     29.28 Presumption. In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact of the existence of a charge being due, if Landlord shall produce a bill, notice or certificate to the effect that such charge appears of record on the books in Landlord's office or appears as an open charge on the books, records or official bills of municipal authorities, and has not been paid.

     29.29 Waiver of Technical Defects in Notices. In lieu of Tenant waiving the right to receive any notices, Tenant hereby waives any technical defects, as to form, substance and delivery, in the giving of any notices required by this Lease and Florida Statutes, including the statutory three-day notice required by
Section 83.20, Florida Statutes, so long as the notice reasonably apprises Tenant of the general nature of the alleged default.

     29.30 No Liability for Crimes. Landlord makes no representations or warranties with respect to crime in the area, undertakes no duty to protect against criminal acts and shall not be liable for any injury, wrongful death or property damage arising from any criminal acts from any cause whatsoever, whether or not such injury, loss, or damage results from any fault, default, negligence, act or omission of Landlord or its agents, servants, employees, or any other person for whom Landlord is in law responsible, unless Landlord controls common areas if and when there are multiple tenants. Landlord may, from time to time, employ security personnel and equipment, however, such personnel and equipment are only for the protection of Landlord's property. Landlord reserves the right, in its

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

sole and absolute discretion, to start, alter or terminate any such security services without notice. Tenant is urged to provide security for its invitees, its own personnel, and property as it deems necessary. Tenant is urged to obtain insurance and take all other appropriate action to protect against criminal acts.

     29.31 No Pending Claims Against Tenant. Tenant hereby warrants and represents that within Tenant's knowledge, there are no claims, causes of action or other litigation or proceeding pending or, to the best of Tenant's knowledge, threatened in respect to Tenant, except for claims which are fully insured and as to which the insurer has accepted defense without reservation.

     29.32 Consent Not Unreasonably Withheld.   Except as otherwise specifically
provided, whenever consent or approval of Landlord or Tenant is required under the terms of this Lease, such consent or approval shall not be unreasonably withheld or delayed. Tenant's sole remedy if Landlord unreasonably withholds or delays consent or approval shall be an action for specific performance, and Landlord shall not be liable for damages. If either party withholds any consent or approval, such party shall on written request deliver to the other party a written statement giving the reasons therefor.

     29.33 Attorneys' Fees. In connection with any suit, action, or other proceeding, including arbitration or bankruptcy, arising out of or in any manner relating to this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and disbursements (including disbursements which would not otherwise be taxable as costs in the proceeding). In addition, if Landlord becomes a party to any suit or proceeding affecting the Premises or involving this Lease or Tenant's interest under this Lease, and such suit or proceedings is caused by or arises out of or is in connection with this Lease and Tenant's use and occupancy of the premises, other than a suit between Landlord and Tenant, or if Landlord engages counsel to collect any of the amounts owed under this Lease, or to enforce performance of any of the agreements, conditions, covenants, provisions, or stipulations of this Lease, without commencing litigation, then Landlord's costs, expenses, and reasonable attorneys' fees and disbursements incurred with respect thereto shall be paid to Landlord by Tenant, on demand, as Additional Rent. All references in this Lease to attorneys' fees shall be deemed to include all legal assistants' and paralegals' fees and shall include all fees incurred through all post-judgment and appellate levels and in connection with bankruptcy proceedings.

     29.34 Interlineation. Whenever in this Lease any printed portion has been stricken out, whether or not any relative provision has been added, this Lease shall be construed as if the material so stricken was never included in this Lease and no inference shall be drawn from the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material were never contained in this Lease.

     29.35 Surrender. No act or thing done or omitted to be done by Landlord or Landlord's agent during the Term of this Lease will constitute an eviction by Landlord, nor will it be deemed an acceptance of surrender of the Premises, and no agreement to accept such termination or surrender will be valid unless in a writing signed by Landlord. The delivery of keys to any employee or agent of Landlord will not operate as a termination of this Lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by Landlord approving such termination or surrender.

     29.36 Survival of Obligations: Any obligations of Tenant accruing prior to the date of the expiration or earlier termination of this Lease, or if Tenant continues to occupy the Premises after the expiration or earlier termination of this Lease, on the date Tenant completely vacates the Premises shall survive the same, and Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

     30. Right of First Offer to Purchase.

     30.1 Grant. Landlord grants Tenant a right of first refusal to purchase the Premises pursuant to this Section 30.

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                                    Page 31

     30.2 Applicable Transactions. If Landlord receives an offer to sell the Premises and it intends to accept the offer, or if Landlord decides to make an offer to sell the Premises, Landlord will give a written copy of the offer to Tenant. Tenant will have the right to accept the offer by written notice to Landlord given within thirty(30) days after Tenant's receipt of the offer. If Tenant accepts the offer, Tenant will be bound to purchase the Premises strictly in accordance with the terms of the offer, except that simultaneously with the acceptance of the offer, Tenant shall deposit with Landlord the greater of (I) the amount of deposit required by the offer; or (ii) $50,000.00 in cash.

     30.3 Excluded Transactions. Tenant does not have any right of first refusal to purchase the Premises in any of the following transactions: (I) sales of the Premises to a related entity (as that term is defined in this Section 30.3), a family transaction, a transaction made primarily for tax planning purposes; (ii) encumbrances of the Premises; and (iii) any offer after the first one that Landlord gives to Tenant. The term "related entity" means any corporation (A) that owns eighty percent (80%) or more of of the voting stock of Landlord; (B) eighty percent (80%) or more of whose voting stock is owned by Landlord; or (C) eighty percent (80%) or more of whose voting stock is owned by a corporation that also owns fifty percent (50%) or more of the voting stock of Landlord.

     30.4 Conditions. Tenant does not have any right of first refusal to purchase the Premises if, at the time Landlord receives the offer or decides to make the offer, (I) Tenant is in default under this lease, or (ii) an event has occurred that would be a default under this lease after either notice or the passage of time, or (iii) Tenant has assigned all or part of this Lease or has sublet all or part of the Premises.

     30.5 No Assignment. The rights granted to Tenant in this section are personal and may not be assigned by Tenant in connection with an assignment of this Lease or otherwise, and Tenant's rights in this paragraph may not be exercised by anyone other than Sterile Recoveries, Inc. or a permitted transferee pursuant to Section 10.6. An effective change in control of Sterile Recoveries, Inc., except to a permitted transferee pursuant to Section 10.6 shall be deemed an assignment of Tenant's rights in this paragraph. Any attempted assignment of Tenant's rights in this paragraph will be of no effect, and will terminate these rights as of the date of the purported assignment.

     30.6 Apportionment of Rent. If Tenant purchases the Premises, prepaid rent will be credited against the purchase price.

     30.7 No Recording. Tenant must not allow its rights in this section to be placed of record. If it does, its rights under this section will terminate as of the time of recording. No recording of Tenant's rights in this paragraph will be of any effect.

     30.8 Time of the Essence. Time is of the essence of each and every agreement and condition in this paragraph.

     31. Option to Purchase.

     31.1 Grant. Landlord grants to Tenant the one-time option to purchase the Premises upon the terms and conditions set out in this Section 31 if:

     (a) Tenant delivers to Landlord, not earlier than twelve (12) months and not later than sixty months (60) months following the Commencement Date a written notice exercising such option and Landlord and Tenant thereafter negotiate and execute a purchase and sale contract as is customary for like transactions within the Tampa Bay Area, within thirty (30) days after such notice is given, except for the determination of the purchase price which shall be at the greater of
            (I) market price established for like property in the relevant area ("Market Price"), without allowance for the value of existing improvements and finishes paid for or provided by Tenant, with Tenant paying in addition to Market Price, any penalties or other fees charged by any lenders on the Premises as a result of the transaction, which Market Price shall be determined as set forth in
            Section 31.2 below, or (ii) the Cost of Development (as defined in Section 4.2 above) and all costs, charges, expenses and penalties due any lenders on the Premises arising from or related to the transaction;

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                                    Page 32

     (b) Tenant has complied with and performed all of the terms and covenants of this Lease and is not in default hereunder at the time it exercises its option, and Tenant has not been late on the payment of Rent on more than two (2) occasions within any twelve (12) month period during the Term. For the purposes of this Section 31.1, a Rent payment shall be deemed "late" if its receipt by Landlord is on or after the fifth (5/th/) calendar day of the month;

     (c) Tenant is in possession of all of the Premises and has not sublet all or any part of the Premises except to a permitted transferee pursuant to Section 10.6., or assigned this Lease except to a permitted transferee pursuant to Section 10.6; and

     (d) Except to a permitted transferee pursuant to Section 10.6, no effective change of control of Tenant has occurred at the time it exercises its option or at the commencement of the renewal term.

     31.2  Market Rent

           Within 30 days after Landlord's receipt of Tenant's written election to purchase the Premises, Landlord shall give Tenant notice (the "Market Price Notice") of its determination of the Market Price.

     31.3  Final Determination of Market Price

     (a) If Tenant does not agree with the Market Price Notice, Tenant shall give written notice (the "Dispute Notice") to Landlord to that effect within ten (10) days of its receipt of the Market Price Notice. In the absence of a Dispute Notice, Tenant shall be deemed to have accepted Landlord's determination of Market Price.

     (b) If Tenant has given Dispute Notice and Landlord and Tenant have not agreed in writing as to Market Price within ten (10) days after the Dispute Notice is given, Market Price shall be determined as follows:

               (i) Within fifteen (15) days of the date on which Tenant has given its Dispute Notice, Landlord and Tenant shall each appoint an independent and qualified MAI appraiser ("Consultant") to determine the Market Price and by notice advise the other of the identity of its Consultant;

               (ii) If either Landlord or Tenant, having given notice of its Consultant, considers the Consultant of the other to be either not independent or not qualified, it may by notice to the other given within seven (7) days of the date on which the notice of the appointment is given protests such appointment with reasons;

               (iii) If within ten (10) days of the date on which the notice of protest is given the parties cannot agree as to an alternate Consultant, the party whose Consultant is the subject of the protest shall within the next 10-day period either give notice to the other of a new Consultant or bring an action for a judicial determination as to whether its original Consultant was either independent or qualified or both, according to the particulars of the protest;

               (iv) If such party elects to make a new appointment, the right of the other party to protest as aforesaid shall apply with respect to the new Consultant; if it is judicially determined that a Consultant was either not independent or unqualified, the party whose Consultant was ineligible shall within ten (10) days

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                                    Page 33
                      of such determination give notice to the other of a new Consultant whereupon the preceding provisions of this section shall again apply;

               (v)    If within the 15-day period set out in the subparagraph
                      (i) of this subsection either Landlord or Tenant fails to make an appointment and so to identify its Consultant, the Market Price shall be determined by the Consultant of the party which has made an appointment and so given notice thereof;

               vi) Within thirty (30) days of the date on which the identity of either the single Consultant or the two Consultants has been ascertained, either the Consultant or Consultants, as the case may be, shall determine the Market Price and each party, or the party making the only appointment, as the case may be, shall give notice of the determination made by its Consultant to the other;

               vii) If the Consultant of either party fails to do so, or if either party fails to give notice to the other party of the determination of Market Price within the time limit as aforesaid, the determination of Market Price made by the Consultant of the other party shall govern;

               viii) If the determinations of Market Price by the two Consultants differs by less than ten percent (10%), then Market Price shall be the average of the two determinations;

               ix) If the determinations of Market Price by the two Consultants differ by ten percent (10%) or more, then the two Consultants will select a third independent and qualified person who will choose one or the other of the determinations made as aforesaid and the rate so chosen will be Market Price; and

               x) If the two Consultants cannot agree on the selection of the third person, then the provisions of the American Arbitration Association shall apply for the appointment of a single arbitrator. The sole function of the person so appointed shall be to choose one or the other of the determinations made as aforesaid.

     (c) The contract for purchase and sale shall then be closed and settled on the basis of the Market Price as established pursuant to this Section 31.

     (d) If Market Price as determined pursuant to subsection (b) is less than ninety-five percent (95%) of the amount stipulated in the Market Price Notice, Landlord shall pay the fees of all the Consultants and, if applicable, the arbitrator and if Market Price as so determined is ninety-five percent (95%) or more of the amount so stipulated, Tenant shall pay all such fees.

     Landlord and Tenant have each executed this Lease as set forth below.

WITNESSES:                           LANDLORD:

________________________________     Coastal Hillsborough Partners, L.L.P.

                                     By:     /s/ Joel Traub, Partner
________________________________        ---------------------------------------
(Print or type name)


                                     (CORPORATE SEAL)

                                   Landlord Initials _____ Tenant Initials _____

(Print or type name)


                                     Date Executed:    February 28, 2000
                                                   ---------------------


WITNESSES:                           TENANT:

________________________________     Sterile Recoveries, Inc., a Florida
                                     corporation

                                     By:      /s/    James .T. Boosales
________________________________        ------------------------------------
(Print or type name)

________________________________

                                     Its:       Executive Vice President
________________________________         -----------------------------------
(Print or type name)


                                     By:       /s/   Wayne R. Peterson
________________________________         -----------------------------------
(Print or type name)

________________________________

                                     Its:       Executive Vice President
________________________________         -----------------------------------
(Print or type name)


                                         (CORPORATE SEAL)


                                     Date Executed:   February 25, 2000
                                                   ---------------------------

                                   Landlord Initials _____ Tenant Initials _____

                                   EXHIBIT C

                         COMMENCEMENT DATE CERTIFICATE

     This Commencement Date Certificate is entered into by Landlord and Tenant pursuant to Section 3.1 of the Lease.

     1. DEFINITIONS. In this Commencement Date Certificate the following terms have the meanings given to them:

     (a)  Landlord: Coastal Hillsborough Partners, LLP.

     (b)  Tenant: Sterile Recoveries, Inc.

     (c)  Lease: lease dated February 25, 2000, between Landlord and Tenant.

     (d)  Premises address: 12425 Race Track Road, Tampa, Florida 33626

     2. CONFIRMATION OF LEASE COMMENCEMENT: Landlord and Tenant confirm that the Commencement Date of the lease is March 24, 2001, and the Expiration Date is March 23, 2021, and that Sections 3 is accordingly amended.

     3. ACCEPTANCE OF THE PREMISES. Tenant accepted the Premises on February 28, 2001, and first occupied the Premises on February 28, 2001.

     Landlord and Tenant have executed this Commencement Date Certificate as of the dates set forth below.

Tenant:                            Landlord:

Sterile Recoveries, Inc.           Coastal Hillsborough Partners, LLP.

By  /s/ Wayne R. Peterson          By   Joel Traub
  --------------------------          ------------------------

                                   Landlord Initials _____ Tenant Initials _____

Its   Executive Vice President     Its    Partner
   ------------------------------      ----------------------

Date    April 3, 2001              Date   April 19, 2001
     ----------------------------      ------------------------

By _____________________________    By ________________________________

Its ____________________________    Its _______________________________

Date ___________________________    Date ______________________________

                                   EXHIBIT A

                       LEGAL DESCRIPTION OVERALL PARCEL


A portion of Section 7, Township 28 South, Range 17 East, Hillsborough County, Florida being further described as follows:

From the South 1/4 corner of Section 7, Township 28 South, Range 17 East, Hillsborough County, Florida, thence N 01 degrees 22'47"W, 1360.45 feet to the centerline of a 200 foot Tampa Electric Company easement; thence S 88 degrees 56'37"W along said centerline a distance of 382.04 feet; thence N 09 degrees 51'42"E, 924.18 feet to the POINT OF BEGINNING; thence continue N 09 degrees 51'42"E, 396.01 feet to the Southerly right of way line of Race Track Road ( also known as Tampa Shores Road, being a 66 foot right of way ); thence N 47 degrees 27'31"E, 573.00 feet along said Southerly right-of-way line of Race Track Road; thence S 09 degrees 51'42"W, 850.01 feet; thence N 80 degrees 08'18"W, 349.59 feet to the POINT OF BEGINNING.

Containing 5.00 acres more or less.

Less the North 29.00 feet for Right-of-Way purposes, being more particularly described as follows:

A Portion of Section 7, Township 28 South, Range 17 East, Hillsborough County, Florida, being further described as follows:

From the South 1/4 Corner of Section 7, Township 28 South, Range 17 East, Hillsborough County, Florida, thence N01degreees 22'47"W, 1360.45 feet to the Centerline of a 200 foot Tampa Electric Company Easement; thence S88 degrees 56'37"W, along said centerline a distance of 382.04 feet; thenceN09degrees 51'42"E, 1272.66 feet to the POINT OF BEGINNING; thence continue N09 degrees 51'42"E, 47.53 feet to the Existing Southerly Right-of-Way Line of Race Track Road; thence along said Southerly Right-of-Way, N47 degrees 27'31"E, 573.00 feet; thence leaving aforesaid Southerly Right-of-Way line, S09degrees 51'42"W,
47.53 feet to the Proposed Southerly Right-of-Way of Race Track Road; thence along said Proposed Southerly Right-of-Way of Race Track Road, S47 degrees 27'31"W, 573.00 feet to the POINT OF BEGINNING.

Containing 0.6252 acres more or less.

                                   EXHIBIT B
                        BUILD-TO-SUIT LETTER AGREEMENT
                        ------------------------------

     This Build-to-Suit Letter Agreement ("Build-to-Suit Letter") is executed simultaneously with that certain Net Net Net Single Tenant Lease (the "Lease") between Sterile Recoveries, Inc., as "Tenant", Coastal Hillsborough Partners, LLP, as "Landlord", relating to certain buildings and improvements to be constructed on certain land to be commonly known as Phase I (to be a building of approximately 42,000 square feet), and Phase II, (to be approximately 16,000 square feet), 12419 Race Track Road, Tampa, Florida 33626, (the "Phase I Premises" and Phase II Premises" or collectively referred to as the "Premises" where appropriate), which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Build-to-Suit Letter, shall have the respective meanings ascribed to them in the Lease.

     For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

     1.     Tenant's Initial Plans; the Work.
            --------------------------------

     (i) Tenant desires Landlord to initially construct the Phase I Premises in substantial accordance with the plan or plans (collectively, the "Initial Plan") prepared by Graham Design Associates, P.A. dated February 21, 2000, a copy or copies of which is/are attached hereto as Schedules 1A, 1B and 1C respectively. Such work, as shown in the Initial Plan and as more fully detailed in the Working Drawings (as defined and described in Paragraph 2 below), shall be hereinafter referred to as the "Work". Not later than ten (10) days after Landlord's written request, Tenant shall furnish to Landlord such additional plans, drawings, specifications and finish details as Landlord may reasonably request to enable Landlord's architects and engineers to prepare mechanical, electrical plumbing and other necessary plans, to obtain building permits and to prepare the Working Drawings, including a final telephone and computer layouts and special electrical connection requirements, if any. All plans, drawings, specifications and other details describing the Work which have been or are hereafter furnished by or on behalf of Tenant shall be subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Additional Work (as defined in Paragraph 7 below) because, in Landlord's reasonable opinion, the work, as described in any such item, or the Additional Work, as the case may be:
(a) would violate any governmental laws, rules or ordinances (or interpretations thereof); (b) contains or uses hazardous or toxic materials or substances; (c) would adversely affect the appearance or value of the building;(d) is or would be prohibited by any ground lease affecting the building or any mortgage, trust deed or other instrument encumbering or which may encumber the Premises; (e) is likely to adversely affect the Landlord's ability to relet, finance or sell the Premises, or (f) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work. The foregoing reasons, however, shall not be the only reasons for which Landlord may reasonably withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Landlord of the Work or the Initial Plan or any other plans, drawings, specifications or other items associated with the Work nor Landlord's performance, supervision or monitoring of the Work shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Premises.

     (ii) At any time during the first five years of the initial Term of the Lease, and provided the Tenant has not exercised its option to purchase the property, the Tenant may elect by written notice to Landlord to require Landlord to construct the Phase II Premises. The Initial Plan will be prepared by Landlord within sixty (60) days after receipt of the said notice. Thereafter, the procedure for construction and other matters shall proceed in the same manner as the Phase I Premises in accordance with this Build-to-Suit Work Letter.

     (iii) If the Tenant elects to proceed with Phase II after the expiration of the initial five years of the Lease, Landlord shall have the option but not the obligation to construct the premises. Within sixty (60) days following receipt of written notice of Tenant's election to proceed with Phase II, Landlord shall notify Tenant in writing of Landlord's desire to construct the Phase II Premises, and Landlord shall construct the same under the same terms and conditions as if the election by Tenant had been made during the first five (5) years following the Commencement Date of the Initial Term of the Lease. If Landlord elects not to construct Phase II it shall be constructed by Tenant at Tenant's sole cost and expense and upon completion shall become the sole and exclusive property of Landlord. Tenant shall, during the Lease Term pay all costs and expenses of Landlord in connection with said Phase II Premises including but not limited to all taxes, insurance, maintenance, repair, replacement and other costs, to the same extent as is required of Tenant in relation to the Phase I Premises and as specifically covered in Section 4.1 of the Lease Agreement . If Tenant constructs Phase II, Tenant shall assume all responsibility for any roof repairs or replacement and structural repairs or replacement. Any repairs or costs in Phase I, or future costs or repairs in Phase I that are a result of Phase II construction and or tie-ins of Phase II to Phase I shall be the responsibility of Tenant if they construct Phase II.

     (iv) For each day the premises are substantially complete and a temporary certificate, or certificate of occupancy is obtained prior to December 31, 2000, Landlord shall receive a bonus of one thousand dollars ($1,000) per day up to a maximum of thirty thousand dollars ($30,000).

     (v) If the Premises are not available for occupancy 12 months after date of receipt of building permit, the Landlord shall be penalized one thousand dollars ($1,000) per day for each day the premises are not available for occupancy by the Tenant, up to a maximum of sixty thousand dollars ($60,000). The penalty commencement date shall be extended by the equivalent number of days if the delay is caused by factors beyond the Landlords control as defined in Paragraph 5 below and allowance in days shall also be made for Tenant change orders.

     2.     Working Drawings.  If necessary for the performance of the Work and
            ----------------
not included as part of the Initial Plan attached hereto, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the "Working Drawings") based on and consistent with the Initial Plan and the other plans, drawings, specifications, finish details and other information furnished by Tenant to Landlord and approved by Landlord pursuant to Paragraph 1 above. Tenant shall approve or disapprove the Working Drawings within ten (10) days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the Working Drawings or by executing Landlord's approval form then in use, whichever method of approval Landlord may designate.

     3.     Performance of the Work; Allowance. Except as hereinafter provided
            ----------------------------------
to the contrary, Landlord shall cause the performance of the Work using (except as may be stated or shown otherwise in the Working Drawings) materials, quantities and procedures then in use by Landlord or the approved general contractor and meet all local building code requirements ("Building Standards").

     4.     Additional Payments; Maximum Costs.
            -----------------------------------

     (i) In the event the Phase II Premises are not completed within the first five (5) years following the Commencement Date of the Initial Term of the Lease, then effective on the sixty first (61st) month after said Commencement Date, the Monthly Rent shall be deemed to be increased by an additional $3,334.00 per month for the remaining Term, which aggregate amount shall then be subject to increase pursuant to Section 4.3 if and until the Phase II Premises is substantially completed and delivery thereof is accepted by Tenant.

     (ii) In the event, and each time, that any change order by Tenant, unknown field condition, delay caused by acts beyond Landlord's control causes the Cost of the Work to be increased after the time that Landlord delivers to Tenant the aforesaid initial statement of the Cost of the Work, Landlord shall deliver to Tenant a revised statement of the total Cost of the Work, indicating the revised calculation of the Costs.

     (iii) The maximum Cost of Development for the Phase I Premises shall be Three Million Five Hundred Thousand Dollars ($3,500,000.00). The maximum Cost of Development for the Phase II Premises shall be One Million Dollars ($1,000,000.00)based on 16,000 square feet and reduced pro rata if Phase II shall be less than

16,000 square feet. Except for additional work as set forth in Paragraph 7 below, the Costs of Development of building in the Phase I Premises and Phase II Premises (if constructed by Landlord) in excess of the maximum amount of the Cost of Development as expressed in the previous sentence shall be paid by Tenant to Landlord once the maximum cost of development for the Phase has been exceeded. The total cost to date shall be calculated by adding to the Certificate of Payment, as certified by the project Architect or Engineer, all other costs of development as specified in Section 4.2 of the Lease Agreement and expended by the owner and or , Landlord. From this total cost shall be deducted the maximum Cost of Development for the Phase and any previous payments made by Tenant for the Phase under construction. The net amount ( if any ) shall be due and payable within ten (10) days of presentation of invoice to Tenant.

     5.     Substantial Completion.  Landlord shall cause the Work to be
            ----------------------
"substantially completed" on or before twelve (12) months following the issuance of building permits by the appropriate governmental authorities, subject to delays caused by strikes, lockouts, boycotts or other labor problems not directly related to the project, casualties, discontinuance of any utility or other service required for performance of the Work, unavailability or shortages of materials, force majeure as defined in Section 2.3(b) of the Lease Agreement or other problems in obtaining materials necessary for performance of the Work, and also subject to "Tenant Delays" (as defined and described in Paragraph 6 of this Build-to-Suit Letter). No allowance shall be made for any time lost due to fault of Landlord or Landlord's general contractor. The Work shall be deemed to be "substantially completed" for all purposes under this Build-to-Suit Letter and the Lease if and when a certificate of occupancy or temporary certificate of occupancy is issued, regardless of any "punch list" items that remain to be completed. Subject to the Drop Dead provisions of Section 2.3, if the Work is not deemed to be substantially completed on or before twelve (12) months following the issuance of building permits by the appropriate governmental authorities, (a) Landlord agrees to use reasonable efforts to complete the Work as soon as practicable thereafter, (b) the Lease shall remain in full force and effect subject to Section 2.4, (c) Landlord shall not be deemed to be in breach or default of the Lease or this Build-to-Suit Letter as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of Rent or otherwise), and (d) except in the event of Tenant Delays, and notwithstanding anything contained in the Lease to the contrary, the Commencement Date of the Term shall be extended to the date on which the Work is deemed to be substantially completed and the Expiration Date of the Term shall be extended by an equal number of days. At the request of either Landlord or Tenant in the event of such extensions in the Commencement Date and Expiration Date of the Term of the Lease, Tenant and Landlord shall execute and deliver an amendment to the Lease reflecting such extensions. Landlord agrees to use reasonable diligence to complete all punch-list items promptly after substantial completion.

     6.     Tenant Delays.  There shall be no extension of the scheduled
            -------------
Commencement Date or Expiration Date of the Term of the Lease (as otherwise permissibly extended under Paragraph 5 above) if the Work has not been substantially completed on said scheduled Commencement Date by reason of any delay attributable to Tenant ("Tenant Delays"), including without limitation:

               (i) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or the other information required under Paragraph 1 above on or before the date stated in Paragraph 1;

               (ii) the failure of Tenant to grant approval of the Working Drawings within the time required under Paragraph 2 above;

               (iii) the failure of Tenant to comply with the requirements of Paragraph 4 above;

               (iv) Tenant's requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant's requirements for special construction staging or phasing;

               (v) the performance of any Additional Work (as defined in Paragraph 7 below) requested by Tenant or the performance of any work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

     7.   Additional Work.  Upon Tenant's request and submission by Tenant (at
          ---------------
Tenant's sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Working Drawings ("Additional Work") and the approval by Landlord of such Additional Work, which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform such Additional Work, at Tenant's sole cost and expense, subject, however, to the following provisions of this Paragraph 7. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work, Landlord shall also submit to Tenant a proposed tenant extra order (the "TEO") for the Additional Work in the standard form then in use by Landlord or Landlord's general contractor. Tenant shall execute and deliver to Landlord such TEO which shall then be included as part of the Cost of Development and subject to Section 4. above. If Tenant fails to execute or deliver such TEO within five (5) days of receipt, then Landlord shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Working Drawings.

     8.   Tenant Access.  Landlord, in Landlord's reasonable discretion and upon
          -------------
request by Tenant, may grant to Tenant a license to have access to the Premises prior to the date designated in the Lease for the commencement of the Term of the Lease to allow Tenant to do other work required by Tenant to make the Premises ready for Tenant's use and occupancy (the "Tenant's Pre-Occupancy Work"). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

          (a) Tenant shall give to Landlord a written request to have such access to the Premises not less than five (5) days prior to the date on which such access will commence, which written request shall contain or shall be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) a description of and schedule for Tenant's Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform Tenant's Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all plans and specifications pertaining to Tenant's Pre-Occupancy Work; (iv) copies of all licenses and permits required in connection with the performance of Tenant's Pre-Occupancy Work; (v) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Tenant's Pre-Occupancy Work; and (vi) assurances of the ability of Tenant to pay for all of Tenant's Pre-Occupancy Work and if reasonably required by Landlord a letter of credit or other security deemed appropriate securing Tenant's lien-free completion of Tenant's Pre-Occupancy Work.

          (b) Such pre-term access by Tenant and its representatives shall be subject to scheduling by Landlord.

          (c) Tenant's employees, agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord or Landlord's agents in performing the Work and any Additional Work in the Premises, Landlord's work in other premises, or the general operation of the building. If at any time any such person representing Tenant shall cause or threaten to cause such disharmony or interference, including labor disharmony, and Tenant fails to immediately institute and maintain such corrective actions as directed by Landlord, then Landlord may withdraw such license upon twenty-four (24) hours' prior written notice to Tenant.

          (d) Any such entry into and occupancy of the Premises by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, specifically including the provisions of Section 9 thereof (regarding Tenant's improvements and alterations to the Premises), and excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's Pre-Occupancy Work made in or about the Premises or to property placed therein prior to the commencement of the Term of the Lease, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to the Premises or to any portion of the Work or Additional Work caused by Tenant or any of Tenant's employees, agents, contractors, workmen or suppliers. In the event that the performance of Tenant's Pre-Occupancy Work causes extra costs to Landlord Tenant shall reimburse Landlord for such extra cost.

     9.   Lease Provisions.  The terms and provisions of the Lease, insofar as
          ----------------
they are applicable to this Build-to-Suit Letter, are hereby incorporated herein by reference. All amounts payable by Tenant to Landlord hereunder shall be deemed to be a Cost of Development and Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease.

     10.  Miscellaneous.
          -------------

          (a) This Build-to-Suit Letter shall be governed by the laws of the state in which the Premises are located.
          (b) This Build-to-Suit Letter may not be amended except by a written instrument signed by the party or parties to be bound thereby.
          (c) Any person signing this Build-to-Suit Letter on behalf of Tenant warrants and represents he/she has authority to sign and deliver this Build-to-Suit Letter and bind Tenant.
          (d) Notices under this Build-to-Suit Letter shall be given in the same manner as under the Lease.
          (e)  The headings set forth herein are for convenience only.
          (f)  This Build-to-Suit Letter and the Lease Agreement set forth the entire agreement of Tenant and Landlord regarding the Work.
          (g)  In the event that the final working drawings and specifications are included as part of the Initial Plan attached hereto, or in the event Landlord performs the Work without the necessity of preparing working drawings and specifications, then whenever the term "Working Drawings" is used in this Agreement, such term shall be deemed to refer to the Initial Plan and all supplemental plans and specifications approved by Landlord.

     11.  Exculpation of Landlord and Jason Lesser and Joel Traub.
          -------------------------------------------------------
Notwithstanding anything to the contrary contained in this Build-to-Suit Letter, it is expressly understood and agreed by and between the parties hereto that:

          (a) The recourse of Tenant or its successors or assigns against Landlord and Jason Lesser and Joel Traub ("Landlord's Parties") with respect to the alleged breach by or on the part of Landlord's Parties of any representation, warranty, covenant, undertaking or agreement contained in this Build-to-Suit Letter (collectively, "Landlord's Build-to-Suit Letter Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease are a part (hereinafter, "Landlord's Real Estate") and not to any other assets of Landlord or its beneficiaries; and

          (b) Except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Build-to-Suit Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, its beneficiaries, or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

     12.  Condition Precedent.  In the event Landlord is unable to obtain land
          --------------------
use rights and other approvals and building permits and/or financing to construct the Phase I Premises within eighteen (18) months following the date of the Build to Suit Letter of Intent between Landlord and Tenant, then either Landlord or Tenant may terminate the Lease by notice to the other party. Such notice shall be delivered within ten (10) days following the expiration of said eighteen (18) month period. However, Tenant's agreement to pay to Landlord Reimbursement for Preliminary Work shall remain in full force and effect.

WITNESSES:                          LANDLORD:

________________________________    Coastal Hillsborough Partners, L.L.P.

                                    By:    /s/ Joel Traub, Partner
________________________________       --------------------------------------
(Print or type name)


________________________________         (CORPORATE SEAL)
(Print or type name)


                                    Date Executed:       February 20, 2000
                                                  ---------------------------


WITNESSES:                          TENANT:

                                    Sterile Recoveries, Inc., a Florida
________________________________    corporation

                                    By:     /s/ James T. Boosales
________________________________       --------------------------------------
(Print or type name)

________________________________

                                    Its:     Executive Vice President
________________________________        -------------------------------------
(Print or type name)

                                    By:        /s/ Wayne R. Peterson
________________________________       --------------------------------------
(Print or type name)

________________________________

                                    Its:      Executive Vice President
________________________________        -------------------------------------
(Print or type name)

                                         (CORPORATE SEAL)


                                    Date Executed:     February 25, 2000
                                                  ---------------------------

                 Landlord Initials _____ Tenant Initials _____

                              ADDENDUM I TO LEASE

ADDENDUM attached to and made part of the Net Net Net Single Tenant Building Lease Agreement, and Exhibits A through C attached thereto, made the 25/th/ day of February, 2000, by COASTAL HILLSBOROUGH PARTNERS, L.L.P., Owner (hereinafter referred to as "Landlord ") and STERILE RECOVERIES, INC. (hereinafter referred to as "Tenant") for the Premises at 12419 Race Track Road, Tampa, Florida 33696.

With intent to be legally bound, the parties hereto do agree that the following terms and conditions are made a part of the aforementioned Lease Agreement and Exhibits A through C attached thereto, in like manner as if they were directly set forth therein and shall modify, supplement and prevail over inconsistent printed provisions of said Lease Agreement and Exhibits A through C attached thereto.

This addendum modifies the Lease Agreement and Exhibits A through C attached thereto, as noted above, by correcting the description of a Federal financial instrument, by correcting the total area of the Right-of-Way, and increasing the Maximum Cost of Development.

The following Sections of the Lease Agreement are amended or modified as follows:

SECTION 4 RENT

Section 4.2. The term "Federal Treasury Notes" is hereby amended to read "Federal Treasury Bonds".

The following Exhibits to the Lease Agreement are amended or modified as follows:

EXHIBIT A  LEGAL DESCRIPTION OVERALL PARCEL

The area of the Right-of-Way is hereby amended to read "Containing 0.3815acres more or less".

EXHIBIT B  BUILD-TO- SUIT LETTER AGREEMENT

Section 4. Additional Payments; Maximum Costs.

Section 4.(iii) The maximum Cost of Development for the Phase I Premises shall be increased from Three Million Five Hundred Thousand Dollars ( $3,500,000.00 ) to Four Million Dollars ( $4,000,000.00 ).

All other terms and conditions of the Lease Agreement and Exhibits attached thereto shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the ______ day of March , 2000.


WITNESSES:                    LANDLORD:

________________________________    Coastal Hillsborough Partners, L.L.P.

                                    By:        /s/ Joel Traub
________________________________       -------------------------------------
(Print or type name)


                                    Its:        Partner
________________________________        ------------------------------------
(Print or type name)
                                    Date Executed:   March 23, 2000
                                                  --------------------------

                 Landlord Initials _____ Tenant Initials _____

WITNESSES:                          TENANT:

                                    Sterile Recoveries, Inc., a Florida
________________________________    corporation

                                    By:   /s/ James T. Boosales
________________________________       -------------------------------------
(Print or type name)

________________________________

                                    Its:    Executive Vice President
________________________________        ------------------------------------
(Print or type name)
                                    Date Executed:    March 23, 2000
                                                  --------------------------

________________________________    ________________________________________


(Print or type name)                By:   /s/    R. T. Isel
                                       -------------------------------------

________________________________    Its:     President
                                        ------------------------------------


                                    Date Executed:   March 23, 2000
________________________________                  --------------------------
(Print or type name)


                 Landlord Initials _____ Tenant Initials _____